Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

HYBRIDON, INC.

Hybridon, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on May 25, 1989, which Certificate of Incorporation was amended by a Certificate of Amendment of Certificate of Incorporation filed on February 21, 1990, and amended and restated by a Restated Certificate of Incorporation filed on June 5, 1990. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 20, 1990, which Restated Certificate of Incorporation was amended by a Certificate of Amendment of Restated Certificate of Incorporation filed on October 16, 1991, a Certificate of Amendment of Restated Certificate of Incorporation filed on March 3, 1992, a Certificate of Amendment of Restated Certificate of Incorporation filed on March 23, 1992, a Certificate of Amendment of Restated Certificate of Incorporation filed on October 23, 1992, a Certificate of Amendment of Restated Certificate of Incorporation filed on February 12, 1993, a Certificate of Amendment of Restated Certificate of Incorporation filed on June 17, 1993, a Certificate of Amendment of Restated Certificate of Incorporation filed on July 13, 1993, a Certificate of Amendment of Restated Certificate of Incorporation filed on September 9, 1994, a Certificate of Amendment of Restated Certificate of Incorporation filed on July 7, 1995, a Certificate of Amendment of Restated Certificate of Incorporation filed on December 19, 1995, and a Certificate of Retirement of Stock filed on even date herewith.

2. At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141(f) and 245 of the General Corporation Law of the State of Delaware, setting forth a Restated Certificate of Incorporation of the Corporation and declaring said Restated Certificate of Incorporation advisable. The resolution setting forth the Restated Certificate of Incorporation is as follows:

RESOLVED: That the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is amended and restated in its entirety so that the same shall read as follows:

FIRST: The name of the Corporation is:

Hybridon, Inc.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issues is One Hundred Million (100,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million ($5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Articles FOURTH.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

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4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH: The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address
David P. Johst	60 State Street
Boston, MA 02109

SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. Election of directors need not be by written ballot.

2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

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SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any promise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH: 1. Action, Suits And Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) judgment, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

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2. Actions or Suits By or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. Indemnification For Expenses Of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the

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Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided,  however, that the payment of such expense incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors’), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advanced of expenses under this Article

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shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal, therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation law of Delaware.

12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

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13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

15. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation and shall not become effective until the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation (a “Public Offering”).

1. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s By-Laws.

2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class II, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

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4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 1996; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 1997; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 1998; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Restated Certificate of Incorporation.

7. Removal. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

8. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

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10. Amendments to Article. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH: Until the closing of a Public Offering, any action which is required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Effective upon the closing of a Public Offering, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, the Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

THIRTEENTH: Effective upon the closing of a Public Offering, special meetings of stockholders may be called at any time by only the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with this Article THIRTEENTH.

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IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its Chairman this 28th March, 1996.

HYBRIDON, INC.

By:	/s/ E. Andrews Grinstead, III
Chairman

[Corporate Seal]

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CERTIFICATE OF AMENDMENT
OF RESTATED
CERTIFICATE OF INCORPORATION
OF HYBRIDON, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

HYBRIDON, INC. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By written action of the Board of Directors of the Corporation, dated October 20, 1997, the Board of Directors duly adopted resolutions pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved, pursuant to said Section 242, said proposed amendment at a Special Meeting of Stockholders held on November 18, 1997. The resolution setting forth the amendment to the Restated Certificate of Incorporation is as follows:

RESOLVED:	That, subject to stockholder approval, the following paragraph be inserted prior to the first paragraph of Article FOURTH of the Certificate of Incorporation:

“That upon the filing date of the Certificate of Amendment of Restated Certificate of Incorporation of the Corporation (the “Effective Date”), a one-for-five reverse split of the Corporation’s Common Stock (as defined below) shall become effective, such that each five shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall represent one share of Common Stock from and after the Effective Date.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its Chairman of the Board of Directors, President and Chief Executive Officer this 10th day of December, 1997.

HYBRIDON, INC.

By:	/s/ E. Andrews Grinstead, III
E. Andrews Grinstead, III
Chairman of the Board of Directors, President and Chief Executive Officer

CERTIFICATE OF DESIGNATION

for

SERIES A CONVERTIBLE PREFERRED STOCK

of

HYBRIDON, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

HYBRIDON INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that pursuant to the authority conferred on the board of directors of the Corporation (the “Board of Directors”) by the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors adopted the following resolution establishing a series of 1,500,000 shares of preferred stock of the Corporation designated as “Series A Convertible Preferred Stock”:

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation, a series of preferred stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative participating, optional or other special rights of, the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series A Convertible Preferred Stock

1. Designation and Amount and Definitions. (a) There shall be a series of Preferred Stock designated as “Series A Convertible Preferred Stock” and the number of shares constituting such series shall be 1,500,000. Such series is referred to herein as the “Series A Preferred Stock”. Notwithstanding any other provision in this Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) to the contrary, such series shall be senior to the common stock, par value $.001 per share of the Corporation (the “Common Stock”) with respect to dividends and the distribution of assets upon liquidation, dissolution or winding up. Such number of shares may be increased or decreased by resolution of the Board of Directors, subject to the provisions of Section 7 hereof; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to fewer than the number of shares then issued and outstanding.

(b) As used in this Certificate of Designation, except as otherwise provided in Subsection 4(c), the following terms shall have the following meanings:

(i) The “Closing Bid Price” for any security for each trading day shall be the reported per share closing bid price of such security regular way on the Stock Market on such trading day, or, if there were no transactions on such trading day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such trading day.

(ii) “Fair Market Value” of any asset (including any security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding. If the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors and the holders of a majority of the Series A Preferred Stock then outstanding (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Corporation.

(iii) “Market Price” shall mean the average Closing Bid Price for twenty (20) consecutive trading days, ending with the trading day prior to the date as of which the Market Price is being determined (with appropriate adjustments for subdivisions or combinations of shares effected during such period), provided that if the prices referred to in the definition of Closing Bid Price cannot be determined on any trading day, the Closing Bid Price for such trading day will be deemed to equal Fair Market Value of such security on such trading day.

(iv) “Registered Holders” shall mean, at any time, the holders of record of the Series A Preferred Stock.

(v) The “Stock Market” shall mean, with respect to any security, the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System (“NNM”) or The Nasdaq SmallCap Market (“SCM” and, together with NNM, “Nasdaq”) or, if such security is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose.

(vi) A “trading day” shall mean a day on which the relevant Stock Market is open for the transaction of business.

2. Dividends and Distributions. (a) The holders, as of the Dividend Record Date (as defined below), of the Series A Preferred Stock shall be entitled to receive semi-annual dividends on their respective shares of Series A Preferred Stock (aggregating, for this purpose, all shares of Series A Preferred Stock held of record or, to the Corporation’s knowledge, beneficially by such holder), payable, at the option of the Corporation, in cash or additional shares of Series A Preferred Stock, at the rate of 6.5% per annum (computed on the basis of a 360-day year of twelve 30 day months) of the Dividend Base Amount (as defined below),

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payable semi-annually in arrears; provided that, to the extent the declaration or payment of such dividend is prohibited by applicable law, such dividend need not be paid but shall nevertheless accrue and shall be paid promptly when applicable law permits. Such dividends shall accrue from the date of issuance of such share and shall be paid semi-annually on April 1 and October 1 of each year or, if any such day is not a business day, on the next succeeding business day. Such dividends shall be paid, at the election of the Corporation, either in cash or additional duly authorized, fully paid and non assessable shares of Series A Preferred Stock. In calculating the number of shares of Series A Preferred Stock to be paid with respect to each dividend, the Series A Preferred Stock shall be valued at $100.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock). Notwithstanding the foregoing, the Corporation shall not be required to issue fractional shares of Series A Preferred Stock; the Corporation may elect, in its sole discretion, independently for each holder, whether such number of shares (on an aggregated basis) will be rounded to the nearest whole share (with .5 of a share rounded upward) or whether such holder will be given cash in lieu of any fractional shares. The “Dividend Base Amount” of a share of Series A Preferred Stock shall be $100.00 plus all accrued but unpaid dividends (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock). The “Dividend Record Date” shall mean, for each semi-annual dividend, the March 15 or September 15, as the case may be, immediately preceding the dividend payment date.

(b) In addition to the foregoing, subject to the rights of the holders of any shares of any series or class of capital stock ranking prior, and superior to, or pari passu with, the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

(c) The Corporation shall not declare any dividend or distribution on any Junior Stock (as defined below) of the Corporation unless all dividends required by Section 2(a) have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock.

(d) [Reserved]

(e) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

(f) Any reference to “distribution” contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

(g) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears (it being understood that this provision does not alter the Corporation’s obligations under Section 2(a)).

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(h) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period unless all dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and on such other stock bear to each other.

(i) So long as any shares of the Series A Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation unless the dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock shall have been paid or set apart for payment.

(j) “Junior Stock” shall mean the Common Stock and any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series A Preferred Stock with respect to (i) the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) dividends or (iii) voting.

3. Liquidation Preference. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into stock or securities of another entity, cash and/or any other property (a “Merger Transaction”) (items (i), (ii) and (iii) of this sentence being collectively referred to as a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock of the Corporation, an amount equal to the Dividend Base Amount at such time; provided, however, in the case of a Merger Transaction, such payment may be made in cash, property (valued as provided in Subsection 3(b)) and/or securities (valued as provided in Subsection 3(b)) of the entity surviving such Merger Transaction. In the case of property or in the event that any such securities are subject to an investment letter or other similar restriction on transferability, the value of such property or securities shall be determined by agreement between the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to

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the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. Notwithstanding item (iii) of the first sentence of this Subsection 3(a), any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity but the stockholders of the Corporation immediately prior to such transaction own in excess of 50% of the voting power of the corporation surviving such transaction and own amongst themselves such interest in substantially the same proportions as prior to such transaction, shall not be considered a Liquidation Event provided that the surviving corporation shall make appropriate provisions to ensure that the terms of this Certificate of Designation survive any such transaction. All shares of Series A Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation’s preferred stock.

(b) Any securities or other property to be delivered to the holders of the Series A Preferred Stock pursuant to Subsection 3(a) hereof shall be valued as follows:

(i) Securities not subject to an investment letter or other similar restriction on free marketability:

(A) If actively traded on a Stock Market, the per share value shall be deemed to be the Market Price of such securities as of the third day prior to the date of valuation.

(B) If not actively traded on a Stock Market, the value shall be the Fair Market Value of such securities.

(ii) For securities for which there is an active public market but which are subject to an investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the per share Market Price thereof.

(iii) For all other securities, the value shall be the Fair Market Value thereof.

4. Conversion.

(a) Right of Conversion. Commencing after the expiration of 12 months following the Alternative Equity Closing Date (as hereinafter defined), but not prior thereto, the shares of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Subsection 4(b), into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock (the “Conversion Price”), shall be equal to the product of 2.125 multiplied by the per share price (the “Stated Common Price”) of Common Stock sold by the Corporation in connection with the Alternative Equity Offering (as such term is defined in the Corporation’s Offer to Exchange dated February 6, 1998 (the “Original Offer to Exchange”), as amended by the Amendment thereto (the “Amendment”)

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dated March 30, 1998 (collectively, the “Offer to Exchange”)) and shall be subject to adjustment as provided herein. The rate at which each share Series A Preferred Stock is convertible at any time into Common Stock (the “Conversion Rate”) shall be determined by dividing the then existing Conversion Price (determined in accordance with this Section 4, including the last paragraph hereof) into the Dividend Base Amount.

The Corporation shall prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth the Conversion Rate as of the date of the closing of the Alternative Equity Offering (the “Alternative Equity Closing Date”), showing in reasonable detail the facts upon which such Conversion Rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Preferred Stock.

(b) Conversion Procedures. Any holder of shares of Series A Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date of receipt shall be deemed to be the date of receipt for purposes hereof.

The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, subject to Section 4(d). Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred Stock.

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The Corporation shall at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Subsection 4(g) hereof, a holder of Series A Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

(c) Adjustment of Conversion Rate and Conversion Price.

(i) As used in this Subsection 4(c), the following terms shall have the following meanings:

“Capital Stock” of any Person means the Common Stock or Preferred Stock of such Person. Unless otherwise stated herein or the context otherwise requires, “Capital Stock” means Capital Stock of the Corporation;

“Common Stock” of any Person other than the Corporation means the common equity (however designated), including, without limitation, common stock or partnership or membership interests of, or participation or interests in such Person (or equivalents thereof). “Common Stock” of the Corporation means the Common Stock, par value $.001 per share, of the Corporation, any successor class or classes of common equity (however designated) of the Corporation into or for which such Common Stock may hereafter be converted, exchanged or reclassified and any class or classes of common equity (however designated) of the Corporation which may be distributed or issued with respect to such Common Stock or successor class of classes to holders thereof generally. Unless otherwise stated herein or the context requires otherwise, “Common Stock” means Common Stock of the Corporation;

“Current Market Price” means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the

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Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by an NASD member firm selected by the Corporation. If such security is not quoted by any such organization and no such NASD member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof;

“Fair Market Value” means, at any date as to any asset, Property or right (including without limitation, Capital Stock of any Person, evidence of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an Officers’ Certificate filed with the transfer agent and that, if there is a Current Market Price for such item on such date, “Fair Market Value” means such Current Market Price (without giving effect to the last sentence of the definition thereof);

“GAAP” means, as of any date, generally accepted accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective;

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person;

“Officers’ Certificate” means a certificate signed on behalf of the Corporation by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Corporation;

“Person” means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof;

“Preferred Stock” of any Person means the class or classes of equity, ownership or participation interests (however designated) in such Person, including, without limitation, stock, share, partnership and membership interests, which are preferred as to the payment of dividends or distributions by, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of, such Person (or equivalent thereof) over interests of any other class of interests of such Person. Unless otherwise stated herein or the context otherwise requires, “Preferred Stock” means Preferred Stock of the Corporation;

“Property” of any Person means any and all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP;

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“Subsidiary” of a Person on any date means any other Person of whom such Person owns, directly or indirectly through a Subsidiary or Subsidiaries of such Person, Capital Stock with voting power, acting independently and under ordinary circumstances, entitling such person to elect a majority of the board of directors or other governing body of such other Person. Unless otherwise stated herein or the context otherwise requires, “Subsidiary” means a Subsidiary of the Corporation.

(ii) If the Corporation shall (i) pay a dividend or other distribution, in Common Stock, on any class of Capital Stock of the Corporation, (ii) subdivide the outstanding Common Stock into a greater number of shares by any means or (iii) combine the outstanding Common Stock into a smaller number of shares by any means including, without limitation, a reverse stock split), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Registered Holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Registered Holder would have owned or have been entitled to receive upon the happening of such event had such Series A Preferred Stock been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this Paragraph 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

(iii) If the Corporation shall (i) issue or distribute (at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution) Capital Stock generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in Paragraph 4(c)(ii)) or (ii) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of issuance or distribution, then, in each such case, at the earliest of (A) the date the Corporation enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

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(A) if such Capital Stock is Common Stock, a fraction the numerator of which is the number of shares of Common Stock outstanding, on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Corporation either (A) in connection with such issuance or distribution or (B) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the “Aggregate Consideration”), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

(B) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the difference between (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued and (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Corporation for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable security, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Paragraph 4(c)(iii), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, (i) the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon

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are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities and (ii) the issuance of convertible preferred stock of the Corporation as a dividend on convertible preferred stock of the Corporation will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such underlying convertible preferred stock was issued (or as a result of any subsequent modification to the terms thereof) and the conversion provisions of such convertible stock so issued as a dividend are the same as in such underlying convertible preferred stock.

Notwithstanding any contained in this Certificate of Designation to the contrary, options, rights or warrants issued or distributed by the Corporation, including options, rights or warrants distributed prior to the date of filing of this Certificate of Designation, to holders of Common Stock generally which, until the occurrence of a specified event or events (a “Trigger Event”), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this Subsection 4(c) (and no adjustment to the Conversion Price under this Subsection 4(c) will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such options, rights or warrants shall continue to be deemed not to have been issued or distributed for purposes of this Subsection 4(c) (and no adjustment to the Conversion Price under this Subsection 4(c) will be required) if and for so long as each Registered Holder who thereafter converts such Registered Holder’s Series A Preferred Stock shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of such options, rights or warrants, as the case may be, equal to the number of options, rights or warrants to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such Registered Holder’s Series A Preferred Stock is entitled to receive at the time of such conversion in accordance with the terms and provisions of, and applicable to, such options, rights or warrants. Upon the expiration of any such options, rights or warrants or at such time, if any, as a Registered Holder is not entitled to receive such options, rights or warrants upon conversion of such Registered Holder’s Series A Preferred Stock, an adjustment (if any is required) to the Conversion Price shall be made in accordance with this Paragraph 4(c)(iii) with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph, if any such option, right or warrant, including any such options right or warrants distributed prior to the date of filing of this Certificate of Designation, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidence of indebtedness, cash, Properties or other assets or different amounts thereof, then, subject to the preceding provision of this paragraph, the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record

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date with respect to new options, right or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Paragraph 4(c)(vi) or this paragraph) an adjustment to the Conversion Price under this Subsection 4(c) and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

(iv) If the Corporation shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, Properties or rights (including, without limitation, evidences of indebtedness of the Corporation, any Subsidiary or any other Person, cash or Capital Stock or other securities of the Corporation, any Subsidiary or any other Person, but excluding payments and distributions as described in Paragraphs 4(c)(ii) or (iii), dividends and distributions in connection with a Liquidation Event and distributions consisting solely of cash described in Paragraph 4(c)(v)), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share of Common Stock on such record date of the assets, Properties or rights so paid or distributed, and the denominator of which is the Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. For purposes of this Paragraph 4(c)(iv), such Fair Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, Properties or rights so paid or distributed divided by the number of shares of Common Stock outstanding on such record date. For all purposes of this Certificate of Designation, adjustments to any security’s conversion or exercise price pursuant to such security’s original terms shall not be deemed a distribution or dividend to holders thereof.

(v) If the Corporation shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Corporation in its entirety), generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where (x) the sum of (i) the

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aggregate amount for such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholder entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this Paragraph 4(c)(v) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Registered Holder shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such Registered Holder would have received had such Registered Holder’s Series A Preferred Stock been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this Paragraph 4(c)(v); provided, however, that if such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this Paragraph 4(c)(v), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date.

(vi) The provisions of this Subsection 4(c) shall similarly apply to all successive events of the type described in this Subsection 4(c). Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Paragraph 4(c)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be, and the transfer agent shall be entitled to rely conclusively thereon. Except as provided in this Section 4, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable.

(vii) Whenever the Conversion Price is adjusted as provided herein, the Corporation shall promptly file with the transfer agent an Officers’ Certificate setting forth the Conversion Price in effect after such adjustment and setting forth

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a brief statement of the facts requiring such adjustment. Promptly after delivery of such Officers’ Certificate, the Corporation shall give or cause to be given to each Registered Holder a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective.

(viii) Notwithstanding anything contained herein to the contrary, in any case in which this Subsection 4(c) provides that an adjustment in the Conversion Price shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Registered Holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Registered Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Subsection 4(d).

(ix) Notwithstanding any other provision hereof, no adjustment to the Conversion Price shall be made upon the issuance or exercise or conversion of (1) options or warrants to purchase, in the aggregate, up to 25% of the securities sold in the offerings of securities of the Corporation described in the Original Offer to Exchange or any options or warrants described in the Amendment in respect of the Alternative Equity Offering, in each case issued to (or to the designee of) any placement agent or financial advisor (such options or warrants, the “Offering Warrants”), (2) any equity securities or warrants of the Corporation (including, without limitation, the Series A Preferred Stock, warrants and equity securities underlying warrants) issued in exchange for 9% Convertible Subordinated Notes due 2004 (the “9% Notes”) of the Corporation or accrued interest thereon or pursuant to the conversion or exercise provisions thereof, (3) any warrants issued in connection with the offerings described in the Original Offer to Exchange or the Amendment (collectively, the “Offering”), (4) any warrants issued to Forum Capital Markets, LLC (“Forum”) in exchange for or in addition to, or any amendment to, any warrants held by Forum, in each case, pursuant to a letter agreement dated January 5, 1998, between the Corporation and Forum, and any other warrants to purchase Common Stock or shares of Common Stock issued to Forum or its designee, (5) any Series A Preferred Stock issued in the Offering, (6) any Capital Stock issued or cash paid as dividends on the Series A Preferred Stock or (7) any Capital Stock issued or cash paid upon the mandatory conversion or redemption of any Series A Preferred Stock in accordance with Section 5 of this Certificate of Designation.

(d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred

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Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of such aggregate number of shares of Series A Preferred Stock, the Corporation may elect, in its sole discretion, independently for each holder, whether such number of shares of Common Stock will be rounded to the nearest whole share (with a .5 of a share rounded upward) or whether such holder will be given cash, in lieu of any fractional share, in an amount equal to the same fraction of the Market Price of the Common Stock as of the close of business on the day of conversion.

(e) [Reserved]

(f) Reservation of Shares; Transfer Taxes, Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Preferred Stock.

The Corporation shall pay any and all issue or other taxes (excluding any income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or need not be paid.

(g) Prior Notice of Certain Events. In case:

(i) the Corporation shall declare any dividend (or any other distribution); or

(ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

(iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

(iv) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

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(v) of any Liquidation Event;

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock, and shall cause to be mailed to the Registered Holders, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend. distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange or Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

(h) Other Changes in Conversion Rate. The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to the Registered Holders a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

The Corporation may make such increases in the Conversion Rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

Notwithstanding anything to the contrary herein, in no case shall the Conversion Price be adjusted to an amount less than $.001 per share, the current par value of the Common Stock into which the Series A Preferred Stock is convertible.

(i) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Preferred Stock, and its actions in so doing shall be final and conclusive.

5. Mandatory Conversion and Redemption. (a) At any time after the expiration of 12 months after the Alternative Equity Closing Date, the Corporation at its option, may cause the Series A Preferred Stock to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock using a conversion price equal to 200% of the Stated Common Price if the Closing Bid Price (or, if the price referenced in the

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definition of Closing Bid Price cannot be determined, the Fair Market Value) of the Common Stock shall have equalled or exceeded 250% of the Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of notice of conversion (such event, the “Market Trigger”). Any shares of Series A Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

(b) At any time after April 1, 2000, the Corporation, at its option, may redeem the Series A Preferred Stock for cash equal to the Dividend Base Amount at such time, if the Market Trigger has occurred in the period ending three days prior to the date of notice of redemption (unless previously converted at the option of the holder).

(c) No greater than 60 nor fewer than 20 days prior to the date of any such mandatory conversion or redemption, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be converted or redeemed, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion or redemption, the place or places for surrender of shares of Series A Preferred Stock and the then effective Conversion Rate pursuant to Section 4.

Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series A Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted or redeemed shall not affect the validity of the proceedings for the conversion or redemption of any other shares of Series A Preferred Stock. On or after the date fixed for conversion or redemption (the “Take-Out Date”) as stated in such notice, each holder of shares called to be converted or redeemed shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion or redemption. After the mailing of such notice, but before the Take-Out Date as stated therein, all rights whatsoever with respect to the shares so called for conversion or redemption (except the right of the holders to convert such shares pursuant to Section 4 and to have such shares converted or redeemed, as the case may be, upon surrender of their certificates therefor, pursuant to this Section 5) shall terminate. On or after the Take-Out Date, notwithstanding that the certificates evidencing any shares properly called for conversion or redemption shall not have been surrendered, such shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion or redemption (except the right of the holders to have such shares converted or redeemed, as the case may be, upon surrender of their certificates therefor, pursuant to this Section 5) shall terminate.

6. Outstanding Shares. For purposes of this Certificate of Designation, a share of Series A Preferred Stock, when issued, shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock or redeemed pursuant to Section 5 and (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

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7. Class Voting Rights. The Corporation shall not, without the affirmative vote or consent of the holders of at least 50% of all outstanding Series A Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (it being understood that the issuance of securities ranking prior to, or pari passu with, the Series A Preferred Stock (A) upon a Liquidation Event or (B) with respect to the payment of dividends or distributions shall not be considered adversely to affect such relative rights, preferences, qualifications, limitations or restrictions); or (ii) authorize or issue, or increase the authorized amount of, Series A Preferred Stock, other than Series A Preferred Stock issuable in connection with the Offering, issuable in exchange for 9% Notes or accrued interest thereon or issuable as dividends on Series A Preferred Stock.

8. Status of Acquired Shares. Shares of Series A Preferred Stock received upon conversion or redemption pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.

9. Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such changes as shall be necessary to render the provision in question effective and valid under applicable law.

11. Restrictions on Change of Control. Notwithstanding anything to the contrary contained in this Certificate of Designation, without the prior written consent of the Corporation, so long as any 9% Notes remain outstanding under that certain Indenture dated as of March 26, 1997 (as amended, the “Indenture”) in respect of the 9% Notes, no holder of Series A Preferred Stock shall have voting rights granted hereunder, be entitled to receive any voting securities of the Corporation pursuant hereto or be entitled to exercise any of the conversion rights set forth herein (each, a “Restricted Event”), to the extent that any such Restricted Event could, in the Corporation’s reasonable judgment, either alone or in conjunction with other issuances or holdings of capital stock, warrants or convertible securities of the Corporation, result in a Change of Control (as defined in the Indenture).

[Signature page follows]

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IN WITNESS WHEREOF, E. Andrews Grinstead, III, President and Chief Executive Officer of the Corporation, acting for and on behalf of the Corporation, has hereunto subscribed his name this 5th day of May, 1998.

HYBRIDON, INC.

By:	/s/ E. Andrews Grinstead, III
Name: E. Andrews Grinstead, III
Title: President and Chief Executive Officer

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CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF
INCORPORATION

OF

HYBRIDON, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Hybridon, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by inserting a new sentence at the end of paragraph 4 of Subsection A of Articles FOURTH thereof so that said paragraph as so amended shall read as follows:

“4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock. Notwithstanding the foregoing, and notwithstanding any amendments to, or resolutions of the Board of Directors in connection with, this Certificate of Incorporation, the transaction between the Corporation and Boston Biosystems, Inc. pursuant to that certain Asset Purchase Agreement of June 29, 2000, shall not constitute a dissolution or liquidation of the Corporation such as would entitle any holder of the Series A Preferred Stock to a preferred distribution.”

3. Paragraph 3 of the Certificate of Designation of the Corporation shall be amended by inserting a new sentence at the end of the paragraph such that said paragraph shall read as follows:

“3(c) Notwithstanding the foregoing, and notwithstanding any amendments to, or resolutions of the Board of Directors in connection with, this Certificate of Incorporation or Certificate of Designation, the transaction between the Corporation and Boston Biosystems, Inc. pursuant to that certain Asset Purchase Agreement dated as of June 29, 2000, shall not constitute a Liquidation Event of the Corporation such as would entitle any holder of any series of Series A Preferred Stock to any preferred distribution.”

4. Every other Article and provision in the Certificate of Incorporation of the Corporation remains in full force and effect.

5. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly signed by its President this 19 day of September, 2000.

HYBRIDON, INC.

By:	/s/ Robert G. Andersen
Robert G. Andersen, Vice President and CFO

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CERTIFICATE OF DESIGNATION
for
SERIES B CONVERTIBLE PREFERRED STOCK
of
HYBRIDON, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

HYBRIDON, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that pursuant to the authority conferred on the board of directors of the Corporation (the “Board of Directors”) by the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors adopted the following resolution establishing a series of 85,000 shares of preferred stock of the Corporation designated as “Series B Convertible Preferred Stock”:

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation, a series of preferred stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative participating, optional or other special rights of, the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series B Convertible Preferred Stock

1. Designation and Amount and Definitions. (a) There shall be a series of Preferred Stock designated as “Series B Convertible Preferred Stock” and the number of shares constituting such series shall be 85,000. Such series is referred to herein as the “Series B Preferred Stock”. Notwithstanding any other provision in this Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”) to the contrary, such series shall be senior to the common stock, par value $.001 per share of the Corporation (the “Common Stock”), and the Series A Convertible Preferred Stock, $.01 par value per share, of the Corporation (the “Series A Preferred Stock”), with respect to dividends and the distribution of assets upon liquidation, dissolution or winding up. Such number of shares may be increased or decreased by resolution of the Board of Directors, subject to the provisions of Section 7 hereof; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to fewer than the number of shares then issued and outstanding.

(b) As used in this Certificate of Designation, except as otherwise provided in Subsection 4(c), the following terms shall have the following meanings:

(i) “Closing Bid Price” for any security for each trading day shall be the reported per share closing bid price of such security regular way on the Stock Market on such trading day, or, if there were no transactions on such trading day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such trading day.

(ii) “Fair Market Value” of any asset (including any security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority of the Series B Preferred Stock then outstanding. If the Corporation and the holders of a majority of the Series B Preferred Stock then outstanding are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors and the holders of a majority of the Series B Preferred Stock then outstanding (or, if such selection cannot be agreed upon promptly, or in any event within ten (10) days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Corporation.

(iii) “Market Price” shall mean the average Closing Bid Price for twenty (20) consecutive trading days, ending with the trading day prior to the date as of which the Market Price is being determined (with appropriate adjustments for subdivisions or combinations of shares effected during such period), provided that if the prices referred to in the definition of Closing Bid Price cannot be determined on any trading day, the Closing Bid Price for such trading day will be deemed to equal Fair Market Value of such security on such trading day.

(iv) “Registered Holders” shall mean, at any time, the holders of record of the Series B Preferred Stock.

(v) “Stock Market” shall mean, with respect to any security, the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System (“NNM”) or The Nasdaq SmallCap Market (“SCM” and, together with NNM, “Nasdaq”) or, if such security is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose.

(vi) “Trading Day” shall mean a day on which the relevant Stock Market is open for the transaction of business.

2. Dividends and Distributions. (a) The holders, as of the Dividend Record Date (as defined below), of the Series B Preferred Stock shall be entitled to receive semi-annual dividends on their respective shares of Series B Preferred Stock (aggregating, for this purpose, all shares of Series B Preferred Stock held of record or, to the Corporation’s knowledge, beneficially by such holder), payable, at the option of the Corporation, in cash or additional shares of Series B Preferred Stock, at the rate of 8% per annum (computed on the basis of a 360-day year of twelve 30 day months) of the Dividend Base Amount (as defined below), payable semi-annually in arrears; provided that, to the extent the declaration or payment of such dividend is prohibited by applicable law, such dividend need not be paid but shall nevertheless accrue and

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shall be paid promptly when applicable law permits. Such dividends shall accrue (i) from March 6, 2001 for shares of Series B Preferred Stock issued within thirty days of the date of the filing of this Certificate of Designation, or (ii) from the date of issuance for shares of Series B Preferred Stock issued after thirty days from the date of filing of this Certificate of Designation, and shall be paid semi-annually on April 1 and October 1 of each year or, if any such day is not a business day, on the next succeeding business day. Such dividends shall be paid, at the election of the Corporation, either in cash or additional duly authorized, fully paid and non assessable shares of Series B Preferred Stock. In calculating the number of shares of Series B Preferred Stock to be paid with respect to each dividend, the Series B Preferred Stock shall be valued at $100.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series B Preferred Stock). Notwithstanding the foregoing, the Corporation shall not be required to issue fractional shares of Series B Preferred Stock; the Corporation may elect, in its sole discretion, independently for each holder, whether such number of shares (on an aggregated basis) will be rounded to the nearest whole share (with .5 of a share rounded upward) or whether such holder will be given cash in lieu of any fractional shares. The “Dividend Base Amount” of a share of Series B Preferred Stock shall be $100.00 plus all accrued but unpaid dividends (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series B Preferred Stock). The “Dividend Record Date” shall mean, for each semi-annual dividend, the March 15 or September 15, as the case may be, immediately preceding the dividend payment date.

(b) In addition to the foregoing, subject to the rights of the holders of any shares of any series or class of capital stock ranking prior, and superior to, or pari passu with, the shares of Series B Preferred Stock with respect to dividends, and prior to the rights of the holders of Common Stock, Series A Preferred Stock and any other series or class of capital stock, the holders of shares of Series B Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

(c) The Corporation shall not declare or pay any dividend or distribution on any Junior Stock (as defined below) of the Corporation unless all dividends required by Section 2(a) have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series B Preferred Stock

(d) [Reserved]

(e) All dividends or distributions declared upon the Series B Preferred Stock shall be declared pro rata per share.

(f) Any reference to “distribution” contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

(g) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears (it being understood that this provision does not alter the Corporation’s obligations under Section 2(a)).

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(h) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series B Preferred Stock, for any period unless all dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series B Preferred Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series B Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series B Preferred Stock and on such other stock bear to each other.

(i) So long as any shares of the Series B Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation unless the dividends, if any, accrued on all outstanding shares of the Series B Preferred Stock shall have been paid or set apart for payment.

(j) “Junior Stock” shall mean the Common Stock, Series A Preferred Stock, and any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series B Preferred Stock with respect to (i) the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) dividends or (iii) voting.

3. Liquidation Preference. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into stock or securities of another entity, cash and/or any other property (a “Merger Transaction”) (items (i), (ii) and (iii) of this sentence being collectively referred to as a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock of the Corporation, an amount equal to the Dividend Base Amount at such time; provided, however, in the case of a Merger Transaction, such payment may be made in cash, property (valued as provided in Subsection 3(b)) and/or securities (valued as provided in Subsection 3(b)) of the entity surviving such Merger Transaction. In the case of property or in the event that any such securities are subject to an investment letter or other similar restriction on transferability, the value of such property or securities shall be determined by agreement between the Corporation and the holders of a majority of the Series B Preferred Stock then outstanding. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to

-  4  -

the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series B Preferred Stock on the basis of the number of shares of Series B Preferred Stock held. Notwithstanding item (iii) of the first sentence of this Subsection 3(a), any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity but the stockholders of the Corporation immediately prior to such transaction own in excess of 50% of the voting power of the corporation surviving such transaction and own amongst themselves such interest in substantially the same proportions as prior to such transaction, shall not be considered a Liquidation Event provided that the surviving corporation shall make appropriate provisions to ensure that the terms of this Certificate of Designation survive any such transaction. All shares of Series B Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock, the Series A Preferred Stock, and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation’s preferred stock.

(b) Any securities or other property to be delivered to the holders of the Series B Preferred Stock pursuant to Subsection 3(a) hereof shall be valued as follows:

(i) Securities not subject to an investment letter or other similar restriction on free marketability:

(A) If actively traded on a Stock Market, the per share value shall be deemed to be the Market Price of such securities as of the third day prior to the date of valuation.

(B) If not actively traded on a Stock Market, the value shall be the Fair Market Value of such securities.

(ii) For securities for which there is an active public market but which are subject to an investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the per share Market Price thereof.

(iii) For all other securities, the value shall be the Fair Market Value thereof.

4. Conversion.

(a) Right of Conversion. The shares of Series B Preferred Stock are convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Subsection 4(b), into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock (the “Conversion Price”), shall be $.50, subject to adjustment as provided herein. The rate at which each share of Series B Preferred Stock is convertible at any time into Common Stock (the “Conversion Rate”) shall be determined by dividing the then existing Conversion Price (determined in accordance with this Section 4, including the last paragraph hereof) into the Dividend Base Amount.

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(b) Conversion Procedures. Any holder of shares of Series B Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series B Preferred Stock at the office of the transfer agent for the Series B Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series B Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date of receipt shall be deemed to be the date of receipt for purposes hereof.

The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series B Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series B Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, subject to Section 4(d). Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series B Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Preferred Stock.

The Corporation shall at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock.

All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Subsection 4(g) hereof, a holder of Series B Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series B Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

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(c) Adjustment of Conversion Rate and Conversion Price.

(i) As used in this Subsection 4(c), the following terms shall have the following meanings:

“Capital Stock” of any Person means the Common Stock or Preferred Stock of such Person. Unless otherwise stated herein or the context otherwise requires, “Capital Stock” means Capital Stock of the Corporation; “Common Stock” of any Person other than the Corporation means the common equity (however designated), including, without limitation, common stock or partnership or membership interests of, or participation or interests in such Person (or equivalents thereof).

“Common Stock” of the Corporation means the Common Stock, par value $.001 per share, of the Corporation, any successor class or classes of common equity (however designated) of the Corporation into or for which such Common Stock may hereafter be converted, exchanged or reclassified and any class or classes of common equity (however designated) of the Corporation which may be distributed or issued with respect to such Common Stock or successor class of classes to holders thereof generally. Unless otherwise stated herein or the context requires otherwise, “Common Stock” means Common Stock of the Corporation;

“Current Market Price” means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by an NASD member firm selected by the Corporation. If such security is not quoted by any such organization and no such NASD member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof;

“Fair Market Value” means, at any date as to any asset, Property or right (including without limitation, Capital Stock of any Person, evidence of indebtedness or other securities, but excluding cash), the fair market value of such

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item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an Officers’ Certificate filed with the transfer agent and that, if there is a Current Market Price for such item on such date, “Fair Market Value” means such Current Market Price (without giving effect to the last sentence of the definition thereof);

“GAAP” means, as of any date, generally accepted accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective;

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person;

“Officers’ Certificate” means a certificate signed on behalf of the Corporation by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Corporation;

“Person” means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof;

“Preferred Stock” of any Person means the class or classes of equity, ownership or participation interests (however designated) in such Person, including, without limitation, stock, share, partnership and membership interests, which are preferred as to the payment of dividends or distributions by, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of, such Person (or equivalent thereof) over interests of any other class of interests of such Person. Unless otherwise stated herein or the context otherwise requires, “Preferred Stock” means Preferred Stock of the Corporation;

“Property” of any Person means any and all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP;

“Subsidiary” of a Person on any date means any other Person of whom such Person owns, directly or indirectly through a Subsidiary or Subsidiaries of such Person, Capital Stock with voting power, acting independently and under ordinary circumstances, entitling such person to elect a majority of the board of directors or other governing body of such other Person. Unless otherwise stated herein or the context otherwise requires, “Subsidiary” means a Subsidiary of the Corporation.

(ii) If the Corporation shall (i) pay a dividend or other distribution, in Common Stock, on any class of Capital Stock of the Corporation, subdivide the outstanding Common Stock into a greater number of shares by any means or (iii)

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combine the outstanding Common Stock into a smaller number of shares by any means including, without limitation, a reverse stock split), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Registered Holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Registered Holder would have owned or have been entitled to receive upon the happening of such event had such Series B Preferred Stock been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this Paragraph 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

(iii) If the Corporation shall (i) issue or distribute (at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution) Capital Stock generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in Paragraph 4(c)(ii)) or (ii) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of issuance or distribution, then, in each such case, at the earliest of (A) the date the Corporation enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

(A) if such Capital Stock is Common Stock, a fraction the numerator of which is the number of shares of Common Stock outstanding, on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Corporation either (A) in connection with such issuance or distribution or (B) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the “Aggregate Consideration”), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

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(B) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the difference between (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued and (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Corporation for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable security, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Paragraph 4(c)(iii), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, (i) the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities and (ii) the issuance of convertible preferred stock of the Corporation as a dividend on convertible preferred stock of the Corporation will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such underlying convertible preferred stock was issued (or as a result of any subsequent modification to the terms thereof) and the conversion provisions of such convertible stock so issued as a dividend are the same as in such underlying convertible preferred stock.

Notwithstanding any contained in this Certificate of Designation to the contrary, options, rights or warrants issued or distributed by the Corporation, including options, rights or warrants distributed prior to the date of filing of this Certificate of Designation, to holders of Common Stock generally which, until the

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occurrence of a specified event or events (a “Trigger Event”), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this Subsection 4(c) (and no adjustment to the Conversion Price under this Subsection 4(c) will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such options, rights or warrants shall continue to be deemed not to have been issued or distributed for purposes of this Subsection 4(c) (and no adjustment to the Conversion Price under this Subsection 4(c) will be required) if and for so long as each Registered Holder who thereafter converts such Registered Holder’s Series B Preferred Stock shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of such options, rights or warrants, as the case may be, equal to the number of options, rights or warrants to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such Registered Holder’s Series B Preferred Stock is entitled to receive at the time of such conversion in accordance with the terms and provisions of, and applicable to, such options, rights or warrants. Upon the expiration of any such options, rights or warrants or at such time, if any, as a Registered Holder is not entitled to receive such options, rights or warrants upon conversion of such Registered Holder’s Series B Preferred Stock, an adjustment (if any is required) to the Conversion Price shall be made in accordance with this Paragraph 4(c)(iii) with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph, if any such option, right or warrant, including any such options right or warrants distributed prior to the date of filing of this Certificate of Designation, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidence of indebtedness, cash, Properties or other assets or different amounts thereof, then, subject to the preceding provision of this paragraph, the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new options, right or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Paragraph 4(c)(vi) or this paragraph) an adjustment to the Conversion Price under this Subsection 4(c) and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

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(iv) If the Corporation shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, Properties or rights (including, without limitation, evidences of indebtedness of the Corporation, any Subsidiary or any other Person, cash or Capital Stock or other securities of the Corporation, any Subsidiary or any other Person, but excluding payments and distributions as described in Paragraphs 4(c)(ii) or (iii), dividends and distributions in connection with a Liquidation Event and distributions consisting solely of cash described in Paragraph 4(c)(v)), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share of Common Stock on such record date of the assets, Properties or rights so paid or distributed, and the denominator of which is the Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. For purposes of this Paragraph 4(c)(iv), such Fair Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, Properties or rights so paid or distributed divided by the number of shares of Common Stock outstanding on such record date. For all purposes of this Certificate of Designation, adjustments to any security’s conversion or exercise price pursuant to such security’s original terms shall not be deemed a distribution or dividend to holders thereof.

(v) If the Corporation shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Corporation in its entirety), generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where (x) the sum of (i) the aggregate amount for such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholder entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this Paragraph 4(c)(v) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; provided, however, that, if

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the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Registered Holder shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such Registered Holder would have received had such Registered Holder’s Series B Preferred Stock been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this Paragraph 4(c)(v); provided, however, that if such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this Paragraph 4(c)(v), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date.

(vi) The provisions of this Subsection 4(c) shall similarly apply to all successive events of the type described in this Subsection 4(c). Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Paragraph 4(c)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be, and the transfer agent shall be entitled to rely conclusively thereon. Except as provided in this Section 4, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable.

(vii) Whenever the Conversion Price is adjusted as provided herein, the Corporation shall promptly file with the transfer agent an Officers’ Certificate setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such Officers’ Certificate, the Corporation shall give or cause to be given to each Registered Holder a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective.

(viii) Notwithstanding anything contained herein to the contrary, in any case in which this Subsection 4(c) provides that an adjustment in the Conversion Price shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Registered Holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Registered Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Subsection 4(d).

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(ix) Notwithstanding any other provision hereof, no adjustment to the Conversion Price shall be made upon the issuance or exercise or conversion of (1) any Capital Stock issued or cash paid as dividends on the Series B Preferred Stock, or (2) any Capital Stock issued or cash paid upon the mandatory conversion or redemption of any Series B Preferred Stock in accordance with Section 5 of this Certificate of Designation.

(d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. If more than one certificate evidencing shares of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of such aggregate number of shares of Series B Preferred Stock, the Corporation may elect, in its sole discretion, independently for each holder, whether such number of shares of Common Stock will be rounded to the nearest whole share (with a .5 of a share rounded upward) or whether such holder will be given cash, in lieu of any fractional share, in an amount equal to the same fraction of the Market Price of the Common Stock as of the close of business on the day of conversion.

(e) [Reserved]

(f) Reservation of Shares; Transfer Taxes, Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series B Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series B Preferred Stock.

The Corporation shall pay any and all issue or other taxes (excluding any income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or need not be paid.

(g) Prior Notice of Certain Events. In case:

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(i) the Corporation shall declare any dividend (or any other distribution); or

(ii) the Corporation shall authorize the granting to the holders of Common Stock or the Series A Preferred Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

(iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

(iv) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

(v) of any Liquidation Event;

then the Corporation shall cause to be filed with the transfer agent for the Series B Preferred Stock, and shall cause to be mailed to the Registered Holders, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least twenty (20) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock or Series A Preferred Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange or Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

(h) Other Changes in Conversion Rate. The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to the Registered Holders a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

The Corporation may make such increases in the Conversion Rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

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Notwithstanding anything to the contrary herein, in no case shall the Conversion Price be adjusted to an amount less than $.001 per share, the current par value of the Common Stock into which the Series B Preferred Stock is convertible.

(i) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series B Preferred Stock, and its actions in so doing shall be final and conclusive.

5. Mandatory Conversion and Redemption. (a) In the event the Corporation causes the Series A Preferred Stock to be converted in whole or in part, into fully paid and nonassessable shares of Common Stock, then the Corporation shall also convert the Series B Preferred Stock, in whole or in part, on a pro rata basis among holders of the Series B Preferred Stock, into fully paid and nonassessable shares of Common Stock using a conversion price of $.50. Any shares of Series B Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

(b) If, at any time, the Corporation redeems the Series A Preferred Stock, the Corporation may, at its option, redeem the Series B Preferred Stock, in whole or in part, on a pro rata basis among holders of the Series B Preferred Stock.

(c) No greater than 60 nor fewer than 20 days prior to the date of any such mandatory conversion or redemption, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be converted or redeemed, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion or redemption, the place or places for surrender of shares of Series B Preferred Stock and the then effective Conversion Rate pursuant to Section 4.

Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series B Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted or redeemed shall not affect the validity of the proceedings for the conversion or redemption of any other shares of Series B Preferred Stock. On or after the date fixed for conversion or redemption (the “Take-Out Date”) as stated in such notice, each holder of shares called to be converted or redeemed shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion or redemption. After the mailing of such notice, but before the Take-Out Date as stated therein, all rights whatsoever with respect to the shares so called for conversion or redemption (except the right of the holders to convert such shares pursuant to Section 4 and to have such shares converted or redeemed, as the case may be, upon surrender of their certificates therefor, pursuant to this Section 5) shall terminate. On or after the

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Take-Out Date, notwithstanding that the certificates evidencing any shares properly called for conversion or redemption shall not have been surrendered, such shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion or redemption (except the right of the holders to have such shares converted or redeemed, as the case may be, upon surrender of their certificates therefor, pursuant to this Section 5) shall terminate.

6. Outstanding Shares. For purposes of this Certificate of Designation, a share of Series B Preferred Stock, when issued, shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series B Preferred Stock, all shares of Series B Preferred Stock converted into Common Stock or redeemed pursuant to Section 5 and (ii) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

7. Class Voting Rights. The Corporation shall not, without the affirmative vote or consent of the holders of at least 50% of all outstanding Series B Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Series B Preferred Stock; (ii) authorize or issue, or increase the authorized amount of, Series B Preferred Stock, other than Series B Preferred Stock issuable in exchange for 8% Notes or accrued interest thereon or issuable as dividends on Series B Preferred Stock; or (iii) issue securities ranking prior to, or pari passu with the Series B Preferred Stock.

8. Status of Acquired Shares. Shares of Series B Preferred Stock received upon conversion or redemption pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Preferred Stock.

9. Preemptive Rights. The Series B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such changes as shall be necessary to render the provision in question effective and valid under applicable law.

-  17  -

IN WITNESS WHEREOF, Sudhir Agrawal, President and Acting Chief Executive Officer of the Corporation, acting for and on behalf of the Corporation, has hereunto subscribed his name this 15 day of March, 2001.

HYBRIDON, INC.

By:	/s/ Sudhir Agrawal
Name: Sudhir Agrawal
Title: President and Acting Chief Executive Officer

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HYBRIDON, INC.

CERTIFICATE OF ELIMINATION
OF NUMBER OF SHARES OF PREFERRED STOCK
DESIGNATED AS
SERIES B CONVERTIBLE PREFERRED STOCK

Hybridon, Inc., a Delaware corporation (the “Corporation”), pursuant to authority conferred upon the Board of Directors of the Corporation by the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “Delaware Law”), certifies that the Board of Directors of the Corporation duly adopted the following resolution:

“RESOLVED:

That no shares of the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) are outstanding and no shares of Series B Preferred Stock will be issued subject to the Certificate of Designation dated March 28, 2001 with respect to such series (the “Series B Certificate of Designation”); and that the proper officers of the Corporation be and hereby are authorized and directed in the name and on behalf of the Corporation to execute and file a certificate with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the Delaware Law setting forth the text of this resolution, upon the filing and effectiveness of which all matters are set forth in the Series B Certificate of Designation shall be deemed to have been eliminated from the Certificate of Incorporation and the 85,000 shares of Preferred Stock previously designated as Series B Preferred Stock shall resume their status as undesignated shares of Preferred Stock available for future issuance in accordance with the Certificate of Incorporation.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be signed by its Chief Executive Officer this 10th day of December, 2001.

HYBRIDON, INC.

By:	/s/ Stephen R. Seiler
Stephen R. Seiler
Chief Executive Officer

CERTIFICATE OF DESIGNATIONS

OF

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

OF

HYBRIDON, INC.

Hybridon, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation at a meeting duly called and held on December 10, 2001:

RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the “Board”) in accordance with the provisions of the Certificate of Incorporation, as amended, the Board hereby creates a series of Preferred Stock, $.01 par value per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

Series C Junior Participating Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series C Junior Participating Preferred Stock” (the “Series C Preferred Stock”) and the number of shares constituting the Series C Preferred Stock shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board prior to issuance; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock, par value $.001 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly

Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series C Preferred Stock payable in shares of Series C Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series C Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series C Preferred Stock) into a greater or lesser number of shares of Series C Preferred Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 2(A) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series C Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series C Preferred Stock outstanding immediately after such event.

(B) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series C Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend

-  2  -

Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series C Preferred Stock payable in shares of Series C Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series C Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series C Preferred Stock) into a greater or lesser number of shares of Series C Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series C Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series C Preferred Stock outstanding immediately after such event.

(B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series C Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of the Corporation shall, as soon as may be practicable, call a special meeting of holders of Series C Preferred Stock for the purpose of electing such members of the Board. Such special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

-  3  -

(ii) During any period when the holders of Series C Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then, and during such time as such right continues, (a) the then authorized number of Directors shall be increased by two, and the holders of Series C Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

(iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series C Preferred Stock entitled to vote in an election of such Director.

(iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series C Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board shall call a special meeting of the holders of Series C Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

(v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series C Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series C Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series C Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

(D) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

-  4  -

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $1,000 per share, plus an

-  5  -

amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

(C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series C Preferred Stock payable in shares of Series C Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series C Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series C Preferred Stock) into a greater or lesser number of shares of Series C Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series C Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series C Preferred Stock outstanding immediately after such event.

Section 7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than

-  6  -

by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series C Preferred Stock payable in shares of Series C Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series C Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series C Preferred Stock) into a greater or lesser number of shares of Series C Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series C Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series C Preferred Stock outstanding immediately after such event.

Section 8. No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

Section 9. Rank. The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series C Preferred Stock (including, without limitation, the Series A Convertible Preferred Stock $.01 par value, of the Company established pursuant to the Certificate of Designation for Series A Convertible preferred Stock dated May 5, 1998), unless the terms of any such series shall provide otherwise.

Section 10. Amendment. At such time as any shares of Series C Preferred Stock are outstanding, the Certificate of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class.

Section 11. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series C Preferred Stock.

-  7  -

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chief Executive Officer this 10th day of December, 2001.

HYBRIDON, INC.

By:	/s/ Stephen R. Seiler
Name: Stephen R. Seiler
Title: Chief Executive Officer

-  8  -

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF DESIGNATION FOR
SERIES A CONVERTIBLE PREFERRED STOCK
OF
HYBRIDON, INC.

Hybridon, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the corporation is Hybridon, Inc.

2. A Certificate of Designation for Series A Convertible Preferred Stock of Hybridon, Inc. (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on May 6, 1998, and the Certificate of Designation requires correction was permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3. The Certificate of Designation was an inaccurate record of the corporate action taken in the Section 7 thereof incorrectly provided as follows:

“7. Class Voting Rights. The Corporation shall not, without the affirmative vote or consent of the holders of at least 50% of all outstanding Series A Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provisions of the Certificate of Incorporation or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (it being understood that the issuance of securities ranking prior to, or pari passu with, the Series A Preferred Stock (A) upon a Liquidation Event or (B) with respect to the payment of dividends or distributions shall not be considered adversely to affect such relative rights, preferences, qualifications, limitations or restrictions); or (ii) authorize or issue, or increase the authorized amount of, Series A Preferred Stock, other than Series A Preferred Stock issuable in connection with the Offering, issuable in exchange for 9% Notes or accrued interest thereon or issuable as dividends on Series A Preferred Stock.”

4. As corrected hereby, Section 7 of the Certificate of Designation shall provide as follows:

“7. Voting Rights. Except as provided herein or required by law or by the Certificate of Incorporation of the Corporation, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of a meeting). The Corporation shall not, without the affirmative vote or consent of the holders of at least 50% of all outstanding Series A Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (it being understood that the issuance of securities ranking prior to, or pari passu with, the Series A Preferred Stock (A) upon a Liquidation Event or (B) with respect to the payment of dividends of distributions shall not be considered adversely to affect such relative rights, preferences, qualifications, limitations or restrictions); or (ii) authorize or issue, or increase the authorized amount of, Series A Preferred Stock, other than Series A Preferred Stock issuable in connection with the Offering, issuable in exchange for 9% Notes or accrued interest thereon or issuable as dividends on Series A Preferred Stock.”

IN WITNESS WHEREOF, Hybridon, Inc. has caused this Certificate of Designation to be signed by its Chief Financial Officer this 13th day of May 2002.

HYBRIDON, INC.

By:	/s/ Robert Andersen
Robert G. Andersen
Chief Financial Officer

-  2  -

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

HYBRIDON, INC.

Hybridon, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 19, 2002. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) One Hundred Fifty Million (150,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 10th day of July, 2002.

HYBRIDON, INC.

/s/ Stephen R. Seiler
Name: Stephen R. Seiler
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

HYBRIDON, INC.

Hybridon, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation at a meeting a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments at a meeting in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:

RESOLVED:

That Section 2(a) of the Certificate of Designation of the Series A Convertible Preferred Stock of the Corporation filed on May 6, 1998 is hereby amended by deleting the reference to “6.5%” therein and inserting in lieu thereof “1.0%”.

RESOLVED:

That Section 3(a) of the Certificate of Designation of the Series A Convertible Preferred Stock of the Corporation filed on May 6, 1998 is hereby amended by deleting the first sentence of Section 3(a) in its entirety and inserting in lieu thereof the following sentence:

“3. Liquidation Preference. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into stock or securities of another entity, cash and/or any other property (a “Merger Transaction”) (items (i), (ii) and (iii) of this sentence being collectively referred to as a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock of the Corporation, an amount equal to $1.00 per share (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization affecting the Series A Preferred Stock), plus any dividends declared or accrued but unpaid on such shares; provided, however, in the case of a Merger Transaction, such payment may be made in cash, property (valued as provided in Subsection 3(b)) and/or securities (valued as provided in Subsection 3(b)) of the entity surviving such Merger Transaction.”

RESOLVED:

That Section 4(a) of the Certificate of Designation of the Series A Convertible Preferred Stock of the Corporation filed on May 6, 1998 is hereby amended by deleting the first paragraph of Section 4(a) in its entirety and inserting in lieu thereof the following paragraph:

“(a) Right of Conversion. Commencing after the expiration of 12 months following the Alternative Equity Closing Date (as hereinafter defined), but not prior thereto, the shares of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Subsection 4(b), into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock (the “Conversion Price”), shall be equal to the product of 2.125 multiplied by the per share price (the “Stated Common Price”) of Common Stock sold by the Corporation in connection with the Alternative Equity Offering (as such term is defined in the Corporation’s Offer to Exchange dated February 6, 1998 (the “Original Offer to Exchange”), as amended by the Amendment thereto (the “Amendment”) dated March 30, 1998 (collectively, the “Offer to Exchange”)) and shall be subject to adjustment as provided herein. The rate at which each share of Series A Preferred Stock is convertible at any time into Common Stock (the “Conversion Rate”) shall be determined by dividing the then existing Conversion Price (determined in accordance with this Section 4, including the last paragraph hereof) into the Dividend Base Amount; provided, however, that, during the period beginning on the date of the filing of this Certificate of Amendment and ending on the date 60 days after the date of the filing of this Certificate of Amendment (the “Early Conversion Period”), the Conversion Rate shall be determined by dividing the Conversion Price (in effect as of the first day of the Early Conversion Period) into an amount equal to 125% of the Dividend Base Amount. For illustrative purposes only, if the Conversion Price equals $4.25 and the Dividend Base Amount equals $100.00, then each share of Series A Preferred Stock will be convertible into 23.53 shares of Common Stock ($100.00 ÷ $4.25); provided, however, that during the Early Conversion Period, each share of Series A Preferred Stock will be convertible into 29.41 shares of Common Stock ($125.00 ÷ $4.25).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer on the 4th day of December, 2003.

By:	/s/ Stephen R. Seiler
Name:	Stephen R. Seiler
Title:	Chief Executive Officer

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CERTIFICATE OF INCREASE

OF

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

OF

HYBRIDON, INC.

(Pursuant to Section 151(g) of the
Delaware General Corporation Law)

Hybridon, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”) does hereby certify:

FIRST:

In a Certificate of Designations filed with the Secretary of State of the State of Delaware on December 10, 2001, pursuant to Section 151 of the Delaware General Corporation Law, the Corporation was authorized to issue 100,000 shares of Series C Junior Participating Preferred Stock as a series of the Corporation’s authorized Preferred Stock, par value $.01 per share; and

SECOND:

The board of directors of the Corporation, by resolution adopted June 22, 2003, duly authorized and directed that the number of shares of the Corporation’s Series C Junior Participating Preferred Stock be increased from 100,000 shares to 150,000 shares.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Increase to be signed by its duly authorized officer this 4th day of December, 2003.

By:	/s/ Stephen R. Seiler
Name: Stephen R. Seiler
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

HYBRIDON, INC.

Hybridon, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 24, 2004. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) One Hundred Eighty Five Million (185,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 25th day of June 2004.

HYBRIDON, INC.

/s/ Stephen R. Seiler
Name: Stephen R. Seiler
Title: Chief Executive Officer

CERTIFICATE OF INCREASE

OF

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

OF

HYBRIDON, INC.

(Pursuant to Section 151(g) of the
Delaware General Corporation Law)

Hybridon, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”) does hereby certify:

FIRST:

In a Certificate of Designations filed with the Secretary of State of the State of Delaware on December 10, 2001, pursuant to Section 151 of the Delaware General Corporation Law, the Corporation was authorized to issue 100,000 shares of Series C Junior Participating Preferred Stock as a series of the Corporation’s authorized Preferred Stock, par value $.01 per share;

SECOND:

In a Certificate of Increase filed with the Secretary of State of the State of Delaware on December 4, 2003, pursuant to Section 151 of the Delaware General Corporation Law, the number of authorized shares of the Corporation’s Series C Junior Participating Preferred Stock was increased from 100,000 to 150,000; and

THIRD:

The board of directors of the Corporation, by resolution adopted March 15, 2005, duly authorized and directed that the number of authorized shares of the Corporation’s Series C Junior Participating Preferred Stock be increased from 150,000 shares to 185,000 shares.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Increase to be signed by its duly authorized officer this 24th day of March, 2005.

By:	/s/ Sudhir Agrawal
Name: Sudhir Agrawal, D. Phil
Title: Chief Executive Officer, President and Chief Scientific Officer

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

HYBRIDON, INC.

Hybridon, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 15, 2005. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Two Hundred Million (200,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 17th day of June 2005.

HYBRIDON, INC.

/s/ Sudhir Agrawal
Name: Sudhir Agrawal
Title: Chief Executive Officer

CERTIFICATE OF INCREASE

OF

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

OF

HYBRIDON, INC.

(Pursuant to Section 151(g) of the
Delaware General Corporation Law)

Hybridon, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”) does hereby certify:

FIRST:

In a Certificate of Designations filed with the Secretary of State of the State of Delaware on December 10, 2001, pursuant to Section 151 of the Delaware General Corporation Law, the Corporation was authorized to issue 100,000 shares of Series C Junior Participating Preferred Stock as a series of the Corporation’s authorized Preferred Stock, par value $.01 per share;

SECOND:

In a Certificate of Increase filed with the Secretary of State of the State of Delaware on December 4, 2003, pursuant to Section 151 of the Delaware General Corporation Law, the number of authorized shares of the Corporation’s Series C Junior Participating Preferred Stock was increased from 100,000 to 150,000;

THIRD:

In a Certificate of Increase filed with the Secretary of State of the State of Delaware on March 24, 2005, pursuant to Section 151 of the Delaware General Corporation Law, the number of authorized shares of the Corporation’s Series C Junior Participating Preferred Stock was increased from 150,000 to 185,000; and

FOURTH:

The board of directors of the Corporation, by resolution adopted March 15, 2005, duly authorized and directed that, effective as of June 15, 2005, the number of authorized shares of the Corporation’s Series C Junior Participating Preferred Stock be increased from 185,000 shares to 200,000 shares.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Increase to be signed by its duly authorized officer this 21st day of June 2005.

By:	/s/ Robert G. Andersen
Name: Robert G. Andersen
Title: Chief Financial Officer

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

IDERA PHARMACEUTICALS, INC.
(a Delaware corporation)

INTO

HYBRIDON, INC.
(a Delaware corporation)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Hybridon, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation was incorporated on May 25, 1989, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of the capital stock of Idera Pharmaceuticals, Inc., a corporation incorporated on August 24, 2005, pursuant to the General Corporation Law of the State of Delaware (the “Subsidiary”).

THIRD: That on September 9, 2005, the Board of Directors of the Corporation, acting by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolutions and determined to merge the Subsidiary into the Corporation and change the Corporation’s corporate name to “Idera Pharmaceuticals, Inc.” on the conditions set forth in such resolutions:

RESOLVED:

That, the Corporation shall, pursuant to Section 253 of the Delaware Code, merge into itself Idera Pharmaceuticals, Inc., a wholly owned subsidiary of the Corporation (the “Subsidiary”), and shall assume all of the Subsidiary’s liabilities and obligations (the “Merger”); and that upon the effectiveness of the Merger, the Corporation’s corporate name shall be changed to “Idera Pharmaceuticals, Inc.”

RESOLVED:	That the Corporation, as the sole stockholder of the Subsidiary, be and hereby is authorized to take such actions as are necessary or appropriate to effect the Merger.

RESOLVED:

That the Chief Executive Officer and the Chief Financial Officer of the Corporation (the “Proper Officers”) be, and either acting singly, hereby is authorized and directed in the name and on behalf of the Corporation to prepare, execute and file with the Secretary of State of the State of Delaware a Certificate of

Ownership and Merger setting forth a copy of the resolutions to merge the Subsidiary into the Corporation and to assume the liabilities and obligations of said Subsidiary and to change the Corporation’s corporate name to “Idera Pharmaceuticals, Inc.” upon the effectiveness of the Merger; and that the execution and filing thereof be conclusive evidence of such approval and the authorization therefor by the Board of Directors of the Corporation.

FOURTH: That the Merger of Subsidiary into the Corporation be effective as of September 12, 2005 at 4:01 p.m. (ET).

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its authorized officer this 12th day of September, 2005.

HYBRIDON, INC.

By:	/s/ Sudhir Agrawal
Name: Sudhir Agrawal
Title: Chief Executive Officer and President

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CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

IDERA PHARMACEUTICALS, INC.

Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation at a meeting held on April 12, 2006, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 7, 2006. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation, as amended, (the “Effective Time”), a one-for-eight reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each eight shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the American Stock Exchange during regular trading hours for the five trading days immediately preceding the Effective Time.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Forty Million (40,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 29th day of June 2006.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Robert G. Andersen
Robert G. Andersen
Chief Financial Officer, Vice President Operations

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CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.

Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation at a meeting held on March 18, 2008, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 4, 2008. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Seventy Million (70,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 2nd day of July 2008.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Louis J. Arcudi, III
Name: Louis J. Arcudi, III
Title: Chief Financial Officer

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES D PREFERRED STOCK

OF

IDERA PHARMACEUTICALS, INC.

(Pursuant to Section 151 of
the Delaware General Corporation Law)

Idera Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that, pursuant to authority conferred on its Board of Directors (the “Board”) by the Restated Certificate of Incorporation of the Corporation, as amended, the following resolution was adopted by the Board at a meeting duly called and held on November 4, 2011, which resolution remains in full force and effect on the date hereof:

RESOLVED, that there is hereby created and established a series of the Corporation’s authorized Preferred Stock (the “Preferred Stock”) having a par value of $0.01 per share, which series shall be designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”) and shall consist of 1,124,260 shares. The shares of Series D Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Dividends.

1.1 Each holder of Series D Preferred Stock shall be entitled to receive, with respect to each share of Series D Preferred Stock then outstanding and held by such holder of Series D Preferred Stock, dividends, commencing from the date of issuance of such share of Series D Preferred Stock, at the rate of seven percent (7%) per annum (on the basis of a 360 day year) of the Series D Original Issue Price (as defined below) (the “Series D Preferred Dividends”). The Series D Preferred Dividends shall be cumulative, whether or not earned or declared, shall be paid quarterly in arrears on the last day of December, March, June and September (a “Quarterly Dividend Payment Date”) in each year that Series D Preferred Stock is outstanding, with the first Quarterly Dividend Payment Date being December 31, 2011, and shall be prorated for periods shorter than one quarter. The rights of a holder of Series D Preferred Stock as Series D Preferred Dividends shall rank senior to the rights of the Corporation’s Series A Convertible Preferred Stock as to dividends. The Series D Preferred Dividends shall be paid to each holder of Series D Preferred Stock in cash out of legally available funds or, at the Corporation’s election, through the issuance of such number of shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”) (rounded down to the nearest whole share with any fractional shares being issued in cash in an amount equal to the Market Price (as defined in Section 4.2 below) of such fractional share of Common Stock) determined by dividing the amount of the total accrued but unpaid dividends then outstanding on such holder’s shares of Series D Preferred Stock by the Market Price then in effect (which for this purpose may not be less than $1.46 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock); provided,  however, that (i) the Corporation may not pay such dividends in shares of Common Stock on or prior to December 31, 2014, (ii) the Corporation may not issue shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such issuance, would cause (a) the aggregate number of shares of Common Stock beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Corporation following such issuance, or (b) the combined voting power of the securities of the Corporation beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Corporation then outstanding following such issuance, unless, in either case, the Corporation obtains the requisite stockholder approval under NASDAQ Marketplace Rule 5635(b) (the “Issuance Limitation”), in which case, the Issuance Limitation under this clause (ii) shall no longer apply to the payment of dividends hereunder and (iii) if clause (ii) shall in fact limit the issuance of any shares of Common Stock in payment of a given dividend, then the Corporation’s election to pay such dividend in shares of Common Stock shall be ineffective to the extent of such limitation and such dividend shall instead thereupon be paid in cash by the Corporation out of legally available funds. Any election by the Corporation to pay Series D Preferred Dividends in cash or shares of Common Stock shall be made uniformly with respect to all outstanding shares of Series D Preferred Stock for a given dividend period. For purposes of this Section 1.1 the aggregate number of shares of Common Stock or voting securities beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, shall include the shares of Common Stock to be issued as part of such dividend payment, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Corporation that do not have voting power (including without limitation any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act.

1.2 Notwithstanding the foregoing, if any Series D Preferred Dividend is not paid by the Corporation within five trading days following a Quarterly Dividend Payment Date, such Series D Preferred Dividend shall continue to accrue and the Corporation shall be obligated to pay the holders a late fee with respect to such Series D Preferred Dividend, which shall be paid by the Corporation in cash, at the rate of sixteen percent (16%) per annum (or such lesser

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rate permitted by applicable law) (the “Dividend Late Fee”), and shall accrue daily from the applicable Quarterly Dividend Payment Date through and including the date the Corporation pays such Series D Preferred Dividend plus the Dividend Late Fee in full (which amount shall be paid as liquidated damages and not as a penalty); provided however, that no Dividend Late Fee shall accrue or be owed with respect to any Series D Preferred Dividend (i) that the Corporation is not permitted to pay under Delaware law or (ii) to be paid in cash that is not paid at a time when the Corporation has less than $10 million of cash and cash equivalents as of the applicable Quarterly Dividend Payment Date as certified in writing by the Corporation to the holders.

1.3 The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and dividends on the Series A Convertible Preferred Stock in accordance with Section 2(a) of the Certificate of Designations for the Series A Convertible Preferred Stock) unless the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate dividends then accrued on such share of Series D Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series D Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series D Preferred Stock pursuant to this Section 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series D Preferred Stock dividend.

1.4 The “Series D Original Issue Price” shall mean $8.1375 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

2. Liquidation, Dissolution or Winding Up.

2.1 Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, Series A Convertible Preferred Stock or any other class of capital stock of the Corporation ranking junior to the Series D Preferred Stock as to liquidation,

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by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series D Original Issue Price, plus any dividends accrued or declared but unpaid thereon, or (ii) such amount per share as would have been payable with respect to such share had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock and subject to any other distribution that may be required with respect to any other series of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock and any class or series of capital stock that participates with the Common Stock in such distributions.

3. Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation, each holder of outstanding shares of Series D Preferred Stock shall be entitled to cast a number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series D Preferred Stock shall vote together with the holders of Common Stock as a single class.

4. Optional Conversion.

The holders of the Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $1.6275. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Notwithstanding the foregoing, the Corporation shall not effect any conversion of such holder’s Series D Preferred Stock and such holder shall not be entitled to convert its shares of Series D Preferred Stock for a

-  4  -

number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause (a) the aggregate number of shares of Common Stock beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Corporation (including for such purpose the shares of Common Stock issuable upon conversion of the Series D Preferred Stock) following such conversion, or (b) the combined voting power of the securities of the Corporation beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Corporation then outstanding following such conversion, unless, in either case, the Corporation obtains the requisite stockholder approval under NASDAQ Marketplace Rule 5635(b) unless the Corporation obtains the requisite stockholder approval under NASDAQ Marketplace Rule 5635(b), in which case, this limitation under this Section 4.1.1 shall no longer apply to the holder. For purposes of this Section 4.1.1, the aggregate number of shares of Common Stock or voting securities beneficially owned by the holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the conversion of the Series D Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Corporation that do not have voting power (including without limitation any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series D Preferred Stock pursuant to Section 5 or 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series D Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of a share of Common Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of

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shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion. The “Market Price” of the Common Stock shall be determined as follows: if the Common Stock is listed on a national securities exchange or another nationally recognized trading system, the Market Price per share of Common Stock shall be deemed to be the greater of (a) the 20 consecutive trading day average closing price per share of the Corporation’s common stock ending on the trading day immediately prior to the date of determination and (b) the closing price of the Corporation’s common stock on the trading day immediately prior to the date of determination; and if the Common Stock is not listed on a national securities exchange or another nationally recognized trading system, the Market Price per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Corporation to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company). Upon request of a holder of Series D Preferred Stock, the Board of Directors (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the holder of the Market Price and furnish the holder with reasonable documentation of the Board’s determination of such Market Price. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the date of determination, then the Board shall make, and shall provide or cause to be provided to the holder notice of, a determination of the Market Price within 15 days of a request by the holder that it do so.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series D Preferred Stock to voluntarily convert shares of Series D Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series D Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock

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issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series D Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all accrued or declared but unpaid dividends on the shares of Series D Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series D Conversion Price.

4.3.3 Effect of Conversion. All shares of Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends accrued or declared but unpaid thereon. Any shares of Series D Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series D Conversion Price shall be made for any declared but unpaid dividends on the Series D Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no

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such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Series D Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)        shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series D Preferred Stock;

(ii)       shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5,  4.6,  4.7 or 4.8;

(iii)      shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(iv)      shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

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(v)       shares of Common Stock, Options or Convertible Securities issued as payments of interest on notes or other indebtedness of the Company;

(vi)      shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation;

(vii)     shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services, including placement agents, pursuant to transactions approved by the Board of Directors of the Corporation;

(viii)    shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation; or

(ix)      shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation.

4.4.2 No Adjustment of Series D Conversion Price. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. The term “Requisite Holders” shall mean the holders of at least a majority of the then outstanding shares of Series D Preferred Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such

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Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series D Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series D Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series D Conversion Price to an amount which exceeds the lower of (i) the Series D Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series D Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series D Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, the Series D Conversion Price shall be readjusted to such Series D Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series D Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series D Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series D Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series D Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than $1.46 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), then the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the formula below; provided, however that in no event shall the Series D Conversion Price hereunder be reduced under this Section 4.4.4 to a price that is less than $1.46 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock):

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

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(a) “CP2” shall mean the Series D Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the Series D Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series D Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

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(i)the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series D Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Series D Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, the Series D Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of

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Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series D Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series D Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series D Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series D Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event.

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4.8 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series D Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4,  4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series D Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series D Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series D Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series D Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series D Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series D Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series D Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any consolidation or merger of the Corporation; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

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then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series D Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series D Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series D Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Redemption by Corporation.

5.1 Redemption. Shares of Series D Preferred Stock may be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series D Original Issue Price per share, plus all accrued or declared but unpaid dividends thereon (the “Redemption Price”), at any time after November 4, 2013, if the closing sales price of the Common Stock for 20 or more trading days in a period of 30 consecutive trading days is equal to or greater than 200% of the Series D Conversion Price, provided that the Corporation provides written notice of such redemption to each holder of Series D Preferred Stock within 30 days of the end of such 30 consecutive trading day period (the “Redemption Notice”). The Corporation shall send the Redemption Notice to each holder of record of Series D Preferred Stock not less than 30 days prior to the date fixed by the Corporation for such redemption (the “Redemption Date”). The Redemption Notice shall state:

(a) the Redemption Date and the Redemption Price;

(b) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(c) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

5.2 Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series D Preferred Stock, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

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5.3 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series D Preferred Stock is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series D Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series D Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

6. Fundamental Change Redemption.

6.1 Fundamental Change. Upon the occurrence of a Fundamental Change, each holder of shares of Series D Preferred Stock may, at its sole option, require the Corporation to purchase all or a portion of its shares of Series D Preferred Stock (the “Fundamental Change Redemption”) at a price equal to Redemption Price. A “Fundamental Change” shall mean any of the following events:

(a) any “person” or “group” (each term as defined in the Exchange Act) that is not an affiliate of any holder of shares of Series D Preferred Stock becoming the “beneficial owner” (as defined in the Exchange Act) of voting securities of the Corporation, representing 66 2/3% or more of the outstanding voting securities of the Corporation (treating all securities convertible or exchangeable into or exercisable for shares of Common Stock as having been fully converted, exchanged and exercised, without regard to any exercise, conversion or exchange limitations therein) other than in connection with a transaction described in clause (d) below;

(b) the recapitalization or reclassification of the Common Stock of the Corporation;

(c) a sale of all or substantially all of the assets of the Corporation’s assets to a person that is not an affiliate of any holder of shares of Series D Preferred Stock; or

(d) a merger, consolidation, business combination or similar transaction the result of which a “person” or “group” (each as defined in the Exchange Act) that is not an affiliate of any holder of shares of Series D Preferred Stock owns voting securities representing 66 2/3% or more of the outstanding voting securities of the surviving entity upon completion of such transaction.

6.2 Exercise of Fundamental Change Redemption Option. The Company shall send a written notice (the “Fundamental Change Notice”) to each holder of shares of Series D Preferred Stock of (i) the occurrence of a Fundamental Change described in Subsection 6.1(a) above, within 10 days of the Corporation’s becoming aware of the occurrence of such Fundamental Change, and (ii) a Fundamental Change described in Subsection 6.1(b)-(d) above, in accordance with Section 4.10. The Fundamental Change Notice shall describe the

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Fundamental Change and state that each holder of shares of Series D Preferred Stock has the right to require a Fundamental Change Redemption. In order to require a Fundamental Change Redemption, a holder of Series D Preferred Stock must deliver written notice to the Corporation requesting the Fundamental Change Redemption within five days after the date of the Fundamental Change Notice and stating the number of shares of Series D Preferred Stock to be redeemed. Unless prohibited by Delaware law governing distributions to stockholders, the Corporation shall redeem the shares of Series D Preferred Stock requested to be redeemed at a price equal to the Redemption Price and on a date to be fixed by the Corporation which shall not be more than 30 days from the date of the last timely delivered Fundamental Change Redemption request. If, on the date of the Fundamental Change Redemption, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series D Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

6.3 Redemption Notice. Following receipt of a timely request for a Fundamental Change Redemption by a holder of Series D Preferred Stock, the Corporation shall send written notice of the mandatory redemption to the holder stating:

(a) the date fixed for the Fundamental Redemption (the “Fundamental Redemption Date”) and the Redemption Price;

(b) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(c) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

6.4 Surrender of Certificates; Payment. On or before the Fundamental Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the notice from the Corporation, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series D Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series D Preferred Stock shall promptly be issued to such holder.

6.5 Rights Subsequent to Redemption. If on the Fundamental Redemption Date the Redemption Price payable upon redemption of the shares of the Series D Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then

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notwithstanding that the certificates evidencing any of the shares of Series D Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series D Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Fundamental Redemption Date terminate, except only the right to the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

6.6 Fundamental Change and Dividends. Upon the occurrence of a Fundamental Change as described in Subsection 6.1(c)-(d), the Company’s obligation to pay Series D Preferred Dividends shall terminate.

7. Redeemed or Otherwise Acquired Shares. Any shares of Series D Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series D Preferred Stock following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

9. Notices. Any notice required or permitted to be given to a holder of shares of Series D Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

IN WITNESS WHEREOF, this Certificate of Designations has been executed by a duly authorized officer of this corporation on this 4th day of November, 2011.

By:	/s/ Sudhir Agrawal
Chief Executive Officer

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CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.

Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation at a meeting held on March 27, 2012, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 12, 2012. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) One Hundred Forty Million (140,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 13th day of June, 2012.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Sudhir Agrawal
Chief Executive Officer

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES E PREFERRED STOCK

OF

IDERA PHARMACEUTICALS, INC.

(Pursuant to Section 151 of
the Delaware General Corporation Law)

Idera Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that, pursuant to authority conferred on its Board of Directors (the “Board”) by the Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the following resolution was adopted by the Board at a meeting duly called and held on November 9, 2012, which resolution remains in full force and effect on the date hereof:

RESOLVED, that there is hereby created and established a series of the Corporation’s authorized Preferred Stock (the “Preferred Stock”) having a par value of $0.01 per share, which series shall be designated as “Series E Convertible Preferred Stock” (the “Series E Preferred Stock”) and shall consist of 424,242 shares. The shares of Series E Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Dividends.

1.1 Each holder of Series E Preferred Stock shall be entitled to receive with respect to each share of Series E Preferred Stock then outstanding and held by such holder of Series E Preferred Stock, dividends, commencing from the date of issuance of such share of Series E Preferred Stock, at the Initial Dividend Rate (as defined below) per annum (on the basis of a 360 day year) of the Series E Original Issue Price (as defined below) (the “Series E Preferred Dividends”); provided, however, that subject to and effective upon the filing with the Delaware Secretary of State of the amendment to the Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the “Series D Certificate of Designations,” with the amendment thereto being referred to as the “Amendment to Series D Certificate of Designations”) as described in Section 5.11(B) of that certain Convertible Preferred Stock and Warrant Purchase Agreement, dated November 9, 2012, between the Corporation and the purchasers of the Series E Preferred Stock therein (the “Series E Purchase Agreement”), the dividend rate provided for in this Section 1.1 shall be increased from the Initial Dividend Rate to the rate of eight percent (8%) per annum (on the basis of a 360 day year) of the Series E Original Issue Price. The Series E Preferred Dividends shall be cumulative, whether or not earned or declared, shall be paid quarterly in arrears on the last day of March, June, September and December (a “Quarterly Dividend Payment Date”) in each year that Series E Preferred Stock is outstanding, with the first Quarterly Dividend Payment Date being March 31, 2013, and shall be prorated for periods shorter than one quarter. Notwithstanding the foregoing, if, as of any Quarterly Dividend Payment Date at which the dividend rate is the Initial Dividend Rate, there are no shares of the Corporation’s Series D Convertible Preferred Stock outstanding, then the dividend payable on such Quarterly Dividend Payment Date shall be calculated and paid at a rate of eight percent (8%) per annum (on the basis of a 360 day year) of the Series E Original Issue Price. In the event that the Amendment to Series D Certificate of Designations is filed with the Delaware Secretary of State and the dividend rate with respect to the Series E Preferred Dividends is increased pursuant to this Section 1.1, the Series E Preferred Dividends paid on the first Quarterly Dividend Payment Date after such filing and increase shall be paid at the increased rate. In the event that the Amendment to Series D Certificate of Designations is submitted to the stockholders of the Corporation as contemplated by Section 5.11 of the Series E Purchase Agreement and the Amendment to Series D Certificate of Designations is not approved, then the holders of the Series E Preferred Stock shall no longer be entitled to any Series E Preferred Dividends under this Section 1.1 and the Corporation shall have no further obligation to pay the Series E Preferred Dividends under this Section 1.1; provided, however, the Corporation shall not submit the Amendment to the Series D Certificate of Designations to the stockholders if there are no shares of Series D Preferred Stock then outstanding. The rights of a holder of Series E Preferred Stock to Series E Preferred Dividends shall rank senior to the rights of the Corporation’s Series A Convertible Preferred Stock and Series D Convertible Preferred Stock as to dividends. The Series E Preferred Dividends shall be paid to each holder of Series E Preferred Stock in cash out of legally available funds. The term “Initial Dividend Rate” shall mean four and six tenths percent (4.6%) or such other percentage approved by the Corporation and by the holders of at least a majority of then outstanding shares of Series E Preferred Stock, with such approval given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class.

1.2 Notwithstanding the foregoing, if any Series E Preferred Dividend is not paid by the Corporation within five trading days following a Quarterly Dividend Payment Date, such Series E Preferred Dividend shall continue to accrue and the Corporation shall be obligated to pay the holders a late fee with respect to such Series E Preferred Dividend, which shall be paid by the Corporation in cash, at the rate of sixteen percent (16%) per annum (or such lesser rate permitted by applicable law) (the “Dividend Late Fee”), and shall accrue daily from the applicable Quarterly Dividend Payment Date through and including the date the Corporation pays such Series E Preferred Dividend plus the Dividend Late Fee in full (which amount shall be paid as liquidated damages and not as a penalty); provided however, that no Dividend Late Fee shall accrue or be owed with respect to any Series E Preferred Dividend that the Corporation is not permitted to pay under Delaware law.

1.3 The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”) payable in shares of Common Stock, dividends on the Series A Convertible Preferred Stock in accordance with Section 2(a) of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”), dividends on the Series D Convertible Preferred Stock in accordance with Section 1.1 of the Series D Certificate of

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Designations and such dividends on other series or classes of the capital stock of the Corporation as are approved for this exclusion by the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class, unless the holders of the Series E Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate dividends then accrued on such share of Series E Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series E Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series E Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series E Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series E Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series E Preferred Stock pursuant to this Section 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series E Preferred Stock dividend.

1.4 The “Series E Original Issue Price” shall mean $14.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Sale of the Corporation.

2.1 Payments to Holders of Series E Preferred Stock Upon Liquidation.

2.1.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, Series A Convertible Preferred Stock, Series D Convertible Preferred Stock or any other class of capital stock of the Corporation ranking junior to the Series E Preferred Stock as to liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series E Original Issue Price, plus any dividends accrued or declared but unpaid thereon, and (ii) such amount per share as would have been payable with respect to such share had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Subsection 4 immediately prior to such liquidation, dissolution or winding up disregarding for these purposes the limitations on conversion due to beneficial ownership set forth in Subsection 4.1.2.

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2.1.2 If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series E Preferred Stock and subject to any other distribution that may be required with respect to any other series of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock and any class or series of capital stock that participates with the Common Stock in such distributions.

2.3 Sale of the Corporation.

2.3.1 In the event of a Sale of the Corporation (as defined below) after payment shall be made to the holders of Series A Convertible Preferred Stock, Series D Convertible Preferred Stock and any other class of capital stock of the Corporation ranking senior to the Series E Preferred Stock upon a Sale of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series E Preferred Stock and Common Stock pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such Sale of the Corporation disregarding for these purposes the limitations on conversion due to beneficial ownership set forth in Subsection 4.1.2.

2.3.2 The term “Sale of the Corporation” shall mean each of the following events: (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation (except in the case of clause (i) and (ii), any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (y) the surviving or resulting corporation or (z) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the

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Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation. For the purposes of clarity, a Sale of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 2.

3. Voting.

3.1 Unless and until the stockholders of the Corporation approve the Nasdaq Proposal (as defined by and in accordance with Section 5.11(B) of the Series E Purchase Agreement), the holders of the Series E Preferred Stock shall have no voting rights with respect to any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation or otherwise, except as otherwise required by applicable law or regulation. Subject to and effective upon the date that the stockholders of the Corporation approve the Nasdaq Proposal, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation, each holder of outstanding shares of Series E Preferred Stock shall be entitled to cast a number of votes equal to the lesser of (a) the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter and (b) the product of the Voting Adjustment Percentage (as defined below) multiplied by the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series E Preferred Stock shall vote together, as a single class, with the holders of Common Stock, Series D Convertible Preferred Stock and any other series or class of the stock of the Corporation that votes together with the holders of Common Stock. The “Voting Adjustment Percentage” is determined in accordance with the formula below:

For purposes of the foregoing formula, the following definitions shall apply:

(a) “A” shall mean the number of shares of Common Stock then issued and outstanding plus the number of shares of Common Stock then issuable upon conversion of the Series D Preferred Stock then issued and outstanding and any other series of Preferred Stock (other than the Series E Preferred Stock) then issued and outstanding, and entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation;

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(b) “B” shall mean the number of shares of Common Stock then issued and outstanding plus the number of shares of Common Stock then issuable upon conversion of the Series D Preferred Stock then issued and outstanding and any other series of Preferred Stock (other than the Series E Preferred Stock) then issued and outstanding, and entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation, in each case held by any holders of Series E Preferred Stock or an affiliate of any holders of Series E Preferred Stock;

(c) “C” shall mean the number of shares of Common Stock then issuable upon conversion of the Series E Preferred Stock then issued and outstanding; and

(d) “X” shall mean the Voting Adjustment Percentage.

3.2 Series E Preferred Stock Protective Provisions. At any time when at least 84,849 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 51% of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.2.1 amend, alter or repeal any provision of the Certificate of Incorporation or bylaws of the Corporation in a manner that adversely and uniquely affects the powers, preferences or rights of the Series E Preferred Stock;

3.2.2 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock and Series D Preferred Stock, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof pursuant to agreements between such persons and the Corporation or (iv) redemptions under Subsection 5 below; or

3.2.3 recapitalize or reclassify any of the Common Stock.

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4. Optional Conversion.

The holders of the Series E Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series E Preferred Stock pursuant to Subsection 5, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Sale of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series E Preferred Stock.

4.1.2 Conversion Ratio. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion. The “Series E Conversion Price” shall initially be equal to $0.70. Such initial Series E Conversion Price, and the rate at which shares of Series E Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Notwithstanding the foregoing, the Corporation shall not effect any conversion of such holder’s Series E Preferred Stock and such holder shall not be entitled to convert its shares of Series E Preferred Stock for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause (a) the aggregate number of shares of Common Stock beneficially owned by a holder of Series E Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Corporation (including for such purpose the shares of Common Stock issuable upon conversion of the Series E Preferred Stock) following such conversion, or (b) the combined voting power of the securities of the Corporation beneficially owned by a holder of Series E Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Corporation then outstanding following such conversion, unless, in either case, the stockholders of the Corporation approve the Nasdaq Proposal, in which case, the 19.99% limitation under clause (a) and clause (b) of this Section 4.1.2 shall be increased, with respect to any holder of Series E Preferred Stock, to 35% for purposes of both clause (a) and clause (b) of this Section 4.1.2. For purposes of this Section 4.1.2, the aggregate number of shares of Common Stock or voting securities beneficially owned by the holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the

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Exchange Act shall include the shares of Common Stock issuable upon the conversion of the Series E Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Corporation that do not have voting power (including without limitation any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act.

4.2 Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of a share of Common Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion. The “Market Price” of the Common Stock shall be determined as follows: if the Common Stock is listed on a national securities exchange or another nationally recognized trading system, the Market Price per share of Common Stock shall be deemed to be the greater of (a) the 20 consecutive trading day average closing price per share of the Common Stock ending on the trading day immediately prior to the date of determination and (b) the closing price of the Common Stock on the trading day immediately prior to the date of determination; and if the Common Stock is not listed on a national securities exchange or another nationally recognized trading system, the Market Price per share of Common Stock shall be deemed to be the amount most recently determined by the Board to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Corporation). Upon request of a holder of Series E Preferred Stock, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the holder of the Market Price and furnish the holder with reasonable documentation of the Board’s determination of such Market Price. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the date of determination, then the Board shall make, and shall provide or cause to be provided to the holder notice of, a determination of the Market Price within 15 days of a request by the holder that it do so.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series E Preferred Stock to voluntarily convert shares of Series E Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series E Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series E Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series E Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series E Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series E Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) subject to applicable law, pay all accrued or declared but unpaid dividends on the shares of Series E Preferred Stock converted.

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4.3.2 Reservation of Shares. The Corporation shall at all times when the Series E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series E Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series E Conversion Price.

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4.3.3 Effect of Conversion. All shares of Series E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends accrued or declared but unpaid thereon. Any shares of Series E Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series E Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series E Conversion Price shall be made for any declared but unpaid dividends on the Series E Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series E Original Issue Date effect a subdivision of the outstanding Common Stock, the Series E Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares of Common Stock, the Series E Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.5 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such

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event the Series E Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series E Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series E Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series E Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series E Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series E Preferred Stock had been converted into Common Stock on the date of such event.

4.6 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Subsection 1 do not apply to such dividend or distribution, then and in each such event the holders of Series E Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series E Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series E Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5 or 4.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series E Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to

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such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series E Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series E Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series E Preferred Stock.

4.8 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series E Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series E Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series E Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series E Preferred Stock.

4.9 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series E Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any consolidation or merger of the Corporation; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series E Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series E Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series E Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

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5. Redemption by Corporation.

5.1 Redemption. Shares of Series E Preferred Stock may be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series E Original Issue Price per share, plus all accrued or declared but unpaid dividends thereon (the “5.1 Redemption Price”), at any time after the later of (i) November 9, 2014 and (ii) the date that no shares of Series D Preferred Stock remain outstanding, if the closing sales price of the Common Stock for 20 or more trading days in a period of 30 consecutive trading days is equal to or greater than 400% of the Series E Conversion Price; provided, that the Corporation provides written notice of such redemption to each holder of Series E Preferred Stock within 30 days of the end of such 30 consecutive trading day period (the “5.1 Redemption Notice”). The Corporation shall send the 5.1 Redemption Notice to each holder of record of Series E Preferred Stock not less than 30 days prior to the date fixed by the Corporation for such redemption (the “5.1 Redemption Date”). The 5.1 Redemption Notice shall state:

(a) the 5.1 Redemption Date and the 5.1 Redemption Price;

(b) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(c) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series E Preferred Stock to be redeemed pursuant to this Section 5.1.

Notwithstanding anything to the contrary set forth in this Section 5, the Corporation may not exercise its right of redemption pursuant to this Section 5.1 with respect to any shares of Series E Preferred Stock which the holder thereof may not convert into Common Stock pursuant to Subsection 4.1 as a result of the beneficial ownership limitations set forth therein (each such share, a “Nonredeemable Series E Share” and collectively, the “Nonredeemable Series E Shares”).

5.2 Alternative Redemption. In the event that the Corporation exercises its redemption rights under Subsection 5.1 but is unable to redeem all of the shares of Series E Preferred Stock in accordance with the last sentence of Subsection 5.1, then the Corporation may redeem all or a portion of the Nonredeemable Series E Shares at a price per Nonredeemable Series E Share equal to the greater of (a) the 20 consecutive trading day average closing price per share of the Common Stock ending on the trading day immediately prior to the 5.1 Redemption Date plus any dividends accrued or declared but unpaid thereon and (b) the Series E Conversion Price plus any dividends accrued or declared but unpaid thereon (the “5.2 Redemption Price” and, together with the 5.1 Redemption Price, the “Redemption Prices”); provided, that the Corporation provides written notice of such redemption to each holder of Series E Preferred Stock within 30 days following the 5.1 Redemption Date (the “5.2 Redemption Notice” and, together with the 5.1 Redemption Notice, the “Redemption Notices”). The Corporation shall send the 5.2 Redemption Notice to each holder of record of Series E Preferred Stock not less than 30 days prior to the date fixed by the Corporation for such redemption (the “5.2 Redemption Date” and, together with the 5.1 Redemption Date, the “Redemption Dates”).

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The 5.2 Redemption Notice shall state:

(a) the 5.2 Redemption Date and the 5.2 Redemption Price;

(b) the number of Nonredeemable Series E Shares (as determined in accordance with Subsection 4.1); and

(c) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the Nonredeemable Series E Shares of Series E Preferred Stock to be redeemed pursuant to this Section 5.2.

5.3 Surrender of Certificates; Payment. On or before a Redemption Date, each holder of shares of Series E Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Subsection 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the notice from the Corporation, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series E Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series E Preferred Stock shall promptly be issued to such holder.

5.4 Rights Subsequent to Redemption. If a Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Series E Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series E Preferred Stock so called for redemption on such Redemption Date shall not have been surrendered, dividends with respect to such shares of Series E Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after such Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

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5.5 Redemption Approval. Notwithstanding anything to the contrary set forth in this Section 5, no redemptions may be effected by the Corporation pursuant to Subsection 5.1 or Subsection 5.2 unless and until such redemption has been approved by a majority in number of the directors of the Corporation that are not affiliated with any holder of the Series E Preferred Stock or the Warrants (as defined in the Series E Purchase Agreement) and were not elected as a director of the Corporation as a result of being nominated or submitted for consideration by any holder of the Series E Preferred Stock or Warrants or any affiliate thereof.

6. Redeemed or Otherwise Acquired Shares. Any shares of Series E Preferred Stock that are redeemed or otherwise acquired (including pursuant to Subsection 5.4) by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series E Preferred Stock following redemption.

7. Waiver. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the then outstanding Series E Preferred Stock.

8. Notices. Any notice required or permitted to be given to a holder of shares of Series E Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

IN WITNESS WHEREOF, this Certificate of Designations has been executed by a duly authorized officer of this corporation on this 9th day of November, 2012.

By:	/s/ Sudhir Agrawal
Chief Executive Officer

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IDERA PHARMACEUTICALS, INC.

CERTIFICATE OF ELIMINATION
OF NUMBER OF SHARES OF PREFERRED STOCK DESIGNATED AS SERIES C
JUNIOR PARTICIPATING PREFERRED STOCK PREFERRED STOCK

Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “Delaware Law”), certifies that the Board duly adopted the following resolution:

“RESOLVED:

That no shares of the Corporation’s Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”) are outstanding and no shares of Series C Preferred Stock will be issued subject to the Certificate of Designation, Preferences and Rights of Series C Preferred Stock, dated December 10, 2001, as amended, with respect to such series (the “Series C Certificate of Designation”); and that the Proper Officers be and hereby are authorized and directed in the name and on behalf of the Corporation to execute and file a certificate with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the Delaware Law setting forth the text of this resolution, upon the filing and effectiveness of which all matters as set forth in the Series C Certificate of Designation shall be deemed to have been eliminated from the Restated Certificate and the 200,000 shares of Preferred Stock previously designated as Series C Preferred Stock shall resume their status as undesignated shares of Preferred Stock available for future issuance in accordance with the Restated Certificate.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 17th day of June, 2013.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Sudhir Agrawal
Sudhir Agrawal, D. Phil.
Chairman of the Board of Directors,
President and Chief Executive Officer

IDERA PHARMACEUTICALS, INC.
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES D PREFERRED STOCK

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Idera Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), in accordance with Section 103 of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

A Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the “Certificate of Designations”) was filed with the Secretary of State of the State of Delaware on November 4, 2011 pursuant to Section 151 of the General Corporation Law. By action of the Board of Directors of the Corporation, the Board of Directors of the Corporation duly adopted resolutions, pursuant to Section 242 of the General Corporation Law, setting forth amendments to the Certificate of Designations and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendments in accordance with Section 242 of the General Corporation Law at a meeting of stockholders held on July 26, 2013. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Section 1.1 of the Certificate of Designations be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

“1.1 Series D Preferred Dividends.

1.1.1 Each holder of Series D Preferred Stock shall be entitled to receive, with respect to each share of Series D Preferred Stock then outstanding and held by such holder of Series D Preferred Stock, dividends, commencing from the date of issuance of such share of Series D Preferred Stock, at the rate of seven percent (7%) per annum (on the basis of a 360 day year) of the Series D Original Issue Price (as defined below) (the “Series D Preferred Dividends”). The Series D Preferred Dividends shall be cumulative, whether or not earned or declared, shall be paid quarterly in arrears on the last day of December, March, June and September (a “Quarterly Dividend Payment Date”) in each year that Series D Preferred Stock is outstanding, with the first Quarterly Dividend Payment Date being December 31, 2011, and shall be prorated for periods shorter than one quarter. The rights of a holder of Series D Preferred Stock as Series D Preferred Dividends shall rank senior to the rights of the Corporation’s Series A Convertible Preferred Stock as to dividends.

1.1.2 The Series D Preferred Dividends shall be paid to each holder of Series D Preferred Stock in cash out of legally available funds or, at the Corporation’s election, through the issuance of such number of shares of the Corporation’s Common

Stock, par value $0.001 per share (the “Common Stock”) (rounded down to the nearest whole share with any fractional shares being issued in cash in an amount equal to the Market Price (as defined in Section 4.2 below) of such fractional share of Common Stock) determined by dividing the amount of the total accrued but unpaid dividends then outstanding on such holder’s shares of Series D Preferred Stock by the Market Price then in effect (which for this purpose may not be less than $1.46 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock); provided,  however, that (i) the Corporation may not pay such dividends in shares of Common Stock on or prior to October 1, 2013, (ii) the Corporation may not issue shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such issuance, would cause (a) the aggregate number of shares of Common Stock beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Corporation following such issuance, or (b) the combined voting power of the securities of the Corporation beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Corporation then outstanding following such issuance, unless and until, in either case of clause (a) and clause (b) of this Section 1.1.2, the stockholders of the Corporation approve the Nasdaq Proposal (as defined by and in accordance with Section 5.11(B) of that certain Convertible Preferred Stock and Warrant Purchase Agreement, dated November 9, 2012, between the Corporation and the Purchasers named therein), in which case, the 19.99% limitation under clause (a) and (b) of this Section 1.1.2 shall be increased, with respect to any holder of Series D Preferred Stock, to 35% for purposes of both clause (a) and clause (b) of this Section 1.1.2, and (iii) if clause (ii) shall in fact limit the issuance of any shares of Common Stock in payment of a given dividend, then the Corporation’s election to pay such dividend in shares of Common Stock shall be ineffective to the extent of such limitation and such dividend shall instead thereupon be paid, at the Corporation’s election, (x) in cash by the Corporation out of legally available funds or (y) through the issuance of a number of shares of the Corporation’s Series F Convertible Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”) equal to one-twentieth (1/20th) of the number of shares of Common Stock that the Corporation could have issued pursuant to this Section 1.1.2 with respect to such Series D Preferred Dividends but for the limitations set forth in clause (a) and clause (b) of this Section 1.1.2.

1.1.3 Any election by the Corporation to pay Series D Preferred Dividends in cash or in shares of Common Stock or Series F Preferred Stock shall be made uniformly with respect to all outstanding shares of Series D Preferred Stock for a given dividend period.

1.1.4 For purposes of this Section 1.1 the aggregate number of shares of Common Stock or voting securities beneficially owned by a holder of Series D Preferred

-  2  -

Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, shall include the shares of Common Stock to be issued as part of such dividend payment, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Corporation that do not have voting power (including without limitation any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act.”

*            *             *

RESOLVED, that Section 1.3 of the Certificate of Designations be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

“1.3 The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock, dividends on the Series A Convertible Preferred Stock in accordance with Section 2(a) of the Certificate of Designations for the Series A Convertible Preferred Stock and dividends on the Series E Preferred Stock in accordance with Section 1.1 of the Certificate of Designations for the Series E Convertible Preferred Stock unless the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate dividends then accrued on such share of Series D Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series D Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series D Preferred Stock pursuant to this Section 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series D Preferred Stock dividend.”

*            *             *

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RESOLVED, that Section 2.1 of the Certificate of Designations be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

“2.1 Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, Series A Convertible Preferred Stock or any other class of capital stock of the Corporation ranking junior to the Series D Preferred Stock as to liquidation, by reason of their ownership thereof, an amount per share equal to such amount as would have been payable with respect to such share had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up, disregarding for these purposes the limitations on conversion due to beneficial ownership set forth in Subsection 4.1.1. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.”

*            *             *

RESOLVED, that Section 4.1.1 of the Certificate of Designations be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

“4.1.1 Conversion Ratio. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $1.6275. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Notwithstanding the foregoing, the Corporation shall not effect any conversion of such holder’s Series D Preferred Stock and such holder shall not be entitled to convert its shares of Series D Preferred Stock for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause (a) the aggregate number of shares of Common Stock beneficially owned by a holder of Series D Preferred Stock and its affiliates and

-  4  -

any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Corporation (including for such purpose the shares of Common Stock issuable upon conversion of the Series D Preferred Stock) following such conversion, or (b) the combined voting power of the securities of the Corporation beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Corporation then outstanding following such conversion, unless, in either case, the stockholders of the Corporation approve the Nasdaq Proposal, in which case, the 19.99% limitation under clause (a) and clause (b) of this Section 4.1.1 shall be increased, with respect to any holder of Series D Preferred Stock, to 35% for purposes of both clause (a) and clause (b) of this Section 4.1.1. For purposes of this Section 4.1.1, the aggregate number of shares of Common Stock or voting securities beneficially owned by the holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the conversion of the Series D Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Corporation that do not have voting power (including without limitation any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act.”

*            *             *

RESOLVED, that Section 4.1.2 of the Certificate of Designations be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

“4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series D Preferred Stock pursuant to Section 5, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Sale of the Corporation (as defined in Section 6.2 below), the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series D Preferred Stock.”

*            *             *

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RESOLVED, that Section 6 of the Certificate of Designations be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

“6. Sale of the Corporation.

6.1 In the event of a Sale of the Corporation (as defined below) after payment shall be made to the holders of Series A Convertible Preferred Stock and any other class of capital stock of the Corporation ranking senior to the Series D Preferred Stock upon a Sale of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series D Preferred Stock, Series E Preferred Stock and Common Stock pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such Sale of the Corporation disregarding for these purposes the limitations on conversion due to beneficial ownership set forth in Subsection 4.1.1.

6.2 The term “Sale of the Corporation” shall mean each of the following events: (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation (except in the case of clause (i) and (ii), any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (y) the surviving or resulting corporation or (z) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation. For the purposes of clarity, a Sale of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 6.”

*            *             *

-  6  -

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 26th day of July, 2013.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Sudhir Agrawal
Name:	Sudhir Agrawal
Title:	Chief Executive Officer

-  7  -

IDERA PHARMACEUTICALS, INC.
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES E PREFERRED STOCK

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Idera Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), in accordance with Section 103 of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

A Certificate of Designations, Preferences and Rights of Series E Preferred Stock (the “Certificate of Designations”) was filed with the Secretary of State of the State of Delaware on November 9, 2012 pursuant to Section 151 of the General Corporation Law. By action of the Board of Directors of the Corporation, the Board of Directors of the Corporation duly adopted resolutions, pursuant to Section 242 of the General Corporation Law, setting forth amendments to the Certificate of Designations and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendments in accordance with Section 242 of the General Corporation Law at a meeting of stockholders held on July 26, 2013. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Section 1.1 of the Certificate of Designations be deleted in its entirety and the following new paragraph be inserted in lieu thereof:

“1.1 Series E Preferred Dividends.

1.1.1 Each holder of Series E Preferred Stock shall be entitled to receive with respect to each share of Series E Preferred Stock then outstanding and held by such holder of Series E Preferred Stock, dividends, commencing from the date of issuance of such share of Series E Preferred Stock, at the Initial Dividend Rate (as defined below) per annum (on the basis of a 360 day year) of the Series E Original Issue Price (as defined below) (the “Series E Preferred Dividends”); provided, however, that subject to and effective upon the filing with the Delaware Secretary of State of the amendment to the Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the “Series D Certificate of Designations,” with the amendment thereto being referred to as the “Amendment to Series D Certificate of Designations”) as described in Section 5.11(B) of that certain Convertible Preferred Stock and Warrant Purchase Agreement, dated November 9, 2012, between the Corporation and the purchasers of the Series E Preferred Stock therein (the “Series E Purchase Agreement”), the dividend rate provided for in this Section 1.1 shall be increased from the Initial Dividend Rate to the rate of eight percent (8%) per annum (on the basis of a 360 day year) of the Series E Original Issue Price. The Series E Preferred Dividends shall be cumulative, whether or not earned or declared, shall be paid quarterly in arrears on the last day of March, June, September and December (a “Quarterly Dividend Payment Date”) in each year that Series E Preferred Stock is outstanding, with the first Quarterly Dividend Payment Date being March 31, 2013, and shall be prorated for periods shorter than one quarter. Notwithstanding the foregoing, if, as of any Quarterly Dividend Payment Date at which the dividend rate is the Initial Dividend Rate, there are no shares of the Corporation’s Series D Convertible Preferred Stock outstanding, then the dividend payable on such Quarterly Dividend Payment Date shall be calculated and paid at a rate of eight percent (8%) per annum (on the basis of a 360 day year) of the Series E Original Issue Price. In the event that the Amendment to Series D Certificate of Designations is filed with the Delaware Secretary of State and the dividend rate with respect to the Series E Preferred Dividends is increased pursuant to this Section 1.1.1, the Series E Preferred Dividends paid on the first Quarterly Dividend Payment Date after such filing and increase shall be paid at the increased rate. In the event that the Amendment to Series D Certificate of Designations is submitted to the stockholders of the Corporation as contemplated by Section 5.11 of the Series E Purchase Agreement and the Amendment to Series D Certificate of Designations is not approved, then the holders of the Series E Preferred Stock shall no longer be entitled to any Series E Preferred Dividends under this Section 1.1.1 and the Corporation shall have no further obligation to pay the Series E Preferred Dividends under this Section 1.1.1; provided, however, the Corporation shall not submit the Amendment to the Series D Certificate of Designations to the stockholders if there are no shares of Series D Preferred Stock then outstanding. The rights of a holder of Series E Preferred Stock to Series E Preferred Dividends shall rank senior to the rights of the Corporation’s Series A Convertible Preferred Stock and Series D Convertible Preferred Stock as to dividends. The term “Initial Dividend Rate” shall mean four and six tenths percent (4.6%) or such other percentage approved by the Corporation and by the holders of at least a majority of then outstanding shares of Series E Preferred Stock, with such approval given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class.

1.1.2 The Series E Preferred Dividends shall be paid to each holder of Series E Preferred Stock in cash out of legally available funds or, at the Corporation’s election, through the issuance of such number of shares of Common Stock (as defined in Section 1.3 below) (rounded down to the nearest whole share with any fractional shares being issued in cash in an amount equal to the Market Price (as defined in Section 4.2 below) of such fractional share of Common Stock) determined by dividing the amount of the total accrued but unpaid dividends then outstanding on such holder’s shares of Series E Preferred Stock by the Market Price then in effect (which for this purpose may not be less than $0.70 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock); provided,  however, that (i) the Corporation may not pay such dividends in shares of Common Stock on or prior to October 1, 2013, (ii) the Corporation may not issue shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such issuance, would cause (a) the aggregate number of shares of Common Stock beneficially owned by a holder of Series E Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (as defined in Section 4.1.2), to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Corporation following such issuance, or (b) the combined voting power of the securities of the Corporation beneficially owned by a holder of Series E Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Corporation then outstanding

-  2  -

following such issuance, unless and until, in either case of clause (a) and clause (b) of this Section 1.1.2, the stockholders of the Corporation approve the Nasdaq Proposal (as defined in Section 3.1 below), in which case, the 19.99% limitation under clause (a) and (b) of this Section 1.1.2 shall be increased, with respect to any holder of Series E Preferred Stock, to 35% for purposes of both clause (a) and clause (b) of this Section 1.1.2, and (iii) if clause (ii) shall in fact limit the issuance of any shares of Common Stock in payment of a given dividend, then the Corporation’s election to pay such dividend in shares of Common Stock shall be ineffective to the extent of such limitation and such dividend shall instead thereupon be paid, at the Corporation’s election, (x) in cash by the Corporation out of legally available funds or (y) through the issuance of a number of shares of the Corporation’s Series F Convertible Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”) equal to one-twentieth (1/20th) of the number of shares of Common Stock that the Corporation could have issued pursuant to this Section 1.1.2 with respect to such Series E Preferred Dividends but for the limitations set forth in clause (a) and clause (b) of this Section 1.1.2.

1.1.3 Any election by the Corporation to pay Series E Preferred Dividends in cash or shares of Common Stock and/or Series F Preferred Stock shall be made uniformly with respect to all outstanding shares of Series E Preferred Stock for a given dividend period.

1.1.4 For purposes of this Section 1.1, the aggregate number of shares of Common Stock or voting securities beneficially owned by a holder of Series E Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, shall include the shares of Common Stock to be issued as part of such dividend payment, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Corporation that do not have voting power (including without limitation any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act.”

*            *             *

RESOLVED, that Section 2.1.1 of the Certificate of Designations be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

“2.1.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, Series A Convertible Preferred Stock, Series D Convertible Preferred Stock or any other class of capital stock of the Corporation ranking junior to the Series E Preferred Stock as to liquidation, by reason of their ownership thereof, an amount per share equal to such amount as would have been

-  3  -

payable with respect to such share had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Subsection 4 immediately prior to such liquidation, dissolution or winding up disregarding for these purposes the limitations on conversion due to beneficial ownership set forth in Subsection 4.1.2.”

*            *             *

RESOLVED, that Section 2.3.1 of the Certificate of Designations be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

“2.3.1 In the event of a Sale of the Corporation (as defined below) after payment shall be made to the holders of Series A Convertible Preferred Stock and any other class of capital stock of the Corporation ranking senior to the Series E Preferred Stock upon a Sale of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series E Preferred Stock, Series D Preferred Stock and Common Stock pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such Sale of the Corporation disregarding for these purposes the limitations on conversion due to beneficial ownership set forth in Subsection 4.1.2.”

*            *             *

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 26th day of July, 2013.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Sudhir Agrawal
Name:	Sudhir Agrawal
Title:	Chief Executive Officer

-  4  -

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.

Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation at a meeting held on May 22, 2013, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on July 26, 2013. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Two Hundred Eighty Million (280,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 26th day of July, 2013.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Sudhir Agrawal
Sudhir Agrawal, D. Phil.
President and Chief Executive Officer

IDERA PHARMACEUTICALS, INC.

CERTIFICATE OF ELIMINATION
OF NUMBER OF SHARES OF PREFERRED STOCK DESIGNATED AS SERIES D
CONVERTIBLE PREFERRED STOCK

Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, certifies that the Board duly adopted the following resolution:

“RESOLVED:

That no shares of the Corporation’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) are outstanding and no shares of Series D Preferred Stock will be issued subject to the Corporation’s Certificate of Designation, Preferences and Rights of Series D Preferred Stock, dated November 4, 2011, as amended, with respect to such series (the “Series D Certificate of Designation”); and that the Proper Officers be and hereby are authorized and directed in the name and on behalf of the Corporation to execute and file a certificate with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth the text of this resolution, upon the filing and effectiveness of which all matters as set forth in the Series D Certificate of Designation shall be deemed to have been eliminated from the Corporation’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”) and the 1,124,260 shares of Preferred Stock previously designated as Series D Preferred Stock shall resume their status as undesignated shares of Preferred Stock available for future issuance in accordance with the Restated Certificate.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 28th day of March, 2014.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Sudhir Agrawal
Sudhir Agrawal, D. Phil.
President and Chief Executive Officer

IDERA PHARMACEUTICALS, INC.

CERTIFICATE OF ELIMINATION
OF NUMBER OF SHARES OF PREFERRED STOCK DESIGNATED AS SERIES E CONVERTIBLE PREFERRED STOCK

Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, certifies that the Board duly adopted the following resolution:

“RESOLVED:

That no shares of the Corporation’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”) are outstanding and no shares of Series E Preferred Stock will be issued subject to the Corporation’s Certificate of Designation, Preferences and Rights of Series E Preferred Stock, dated November 9, 2012, as amended, with respect to such series (the “Series E Certificate of Designation”); and that the Proper Officers be and hereby are authorized and directed in the name and on behalf of the Corporation to execute and file a certificate with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth the text of this resolution, upon the filing and effectiveness of which all matters as set forth in the Series E Certificate of Designation shall be deemed to have been eliminated from the Corporation’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”) and the 424,242 shares of Preferred Stock previously designated as Series E Preferred Stock shall resume their status as undesignated shares of Preferred Stock available for future issuance in accordance with the Restated Certificate.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by its duly authorized officer this 12th day of March, 2015.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Senior Vice President of Operations, Chief Financial Officer and Treasurer

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:

That the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH. Effective upon the effective time of this Certificate of Amendment to the Restated Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), a one-for-eight reverse stock split of the Corporation’s common stock, $.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each eight shares of Common Stock issued or outstanding (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the Corporation or the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the Nasdaq Capital Market on the first trading day that commences after the Reverse Stock Split is effective on the Nasdaq Capital Market.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock as set forth above); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, if any, a written confirmation from the Corporation’s transfer agent indicating the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified as well as any cash in lieu of fractional shares to which such holder may be entitled as set forth above.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Seventy Million (70,000,000) shares of Common Stock, $.001 par value per share, and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”

SECOND:  This Certificate of Amendment shall be effective at 5:00 p.m., Eastern time, on July 27, 2018.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 27th day of July, 2018.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Vincent J. Milano
Vincent J. Milano
President and Chief Executive Officer